UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☒ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to § 240.14a-12

GREEN MOUNTAIN POWER CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Green Mountain Power Corporation

2004

Notice of Annual Meeting of Shareholders

and

Proxy Statement

Thursday, May 20, 2004

1:00 p.m. local time

Green Mountain Power Corporation

163 Acorn Lane

Colchester VT 05446

GREEN MOUNTAIN POWER CORPORATION

163 Acorn Lane

Colchester Vermont 05446

March 26, 2004

To Our Shareholders

You are cordially invited to attend the 2004 Annual Meeting of Shareholders. The meeting will be held at 1:00 p.m. on Thursday, May 20, 2004, at Green Mountain Power Corporation, 163 Acorn Lane, Colchester, Vermont 05446.

[Directions to Green Mountain Power Corporation: From I89 North, take Exit 16. Turn left at light, after 3rd traffic light, take left onto Rathe Road. Take first right onto South Oak Circle, then first left onto Acorn Lane. Green Mountain Power is the last building. From I89 South, take Exit 16. Turn left at light, after 4th light, turn left onto Rathe Road. Take first right onto South Oak Circle then first left onto Acorn Lane. Green Mountain Power is the last building.]

Directors and Officers are expected to be available before and after the meeting to speak with you. During the meeting, we will answer your questions regarding our business affairs and will consider the matters explained in the notice and proxy statement that follows.

Please fill in your vote, sign and return the enclosed proxy as soon as possible, whether or not you plan to attend the meeting. Your vote is important.

Thank you for your continued interest in and support of Green Mountain Power Corporation.

Sincerely,

Nordahl L. Brue	Christopher L. Dutton
Chair,	President and
Board of Directors	Chief Executive Officer

GREEN MOUNTAIN POWER CORPORATION

163 Acorn Lane

Colchester Vermont 05446

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of GREEN MOUNTAIN POWER CORPORATION

Date and Time	Thursday, May 20, 2004 at 1:00 p.m.

Place	Green Mountain Power Corporation 163 Acorn Lane Colchester, Vermont 05446

Items of Business	The purpose of the meeting is to:

	(1)	Elect nine Directors;
	(2)	Ratify the selection of independent accountants for the fiscal year ending December 31, 2004;
	(3)	Act upon the Company’s proposal to amend and restate the Company’s Restated Articles of Association;
	(4)	Approve the 2004 Stock Incentive Plan; and
	(5)	Consider any other matters which may properly come before the meeting and any adjournments thereof.

Record Date	March 18, 2004

Annual Report	Our 2003 Annual Report, which is not a part of the proxy soliciting materials, is enclosed.

Proxy Voting

Only shareholders of record of Common Stock at the close of business on March 18, 2004, are entitled to receive notice of and to vote at the meeting. A list of the shareholders entitled to vote will be available at the meeting for examination by any shareholder. The list will also be available for any purpose germane to the meeting beginning March 30, 2004 and through the meeting, at our principal office, 163 Acorn Lane, Colchester, Vermont 05446.

To assure your representation at the meeting, please fill in your vote, sign and mail the enclosed proxy as soon as possible. We have enclosed a return envelope, which requires no postage if mailed in the United States. Your proxy is being solicited by the Board of Directors.

Donald J. Rendall, Jr.

Secretary

March 26, 2004

Please Vote - Your Vote is Important

Appendix A	—	Amended and Restated Articles of Incorporation
Appendix B	—	2004 Stock Incentive Plan
Appendix C	—	Audit Committee Charter
Appendix D	—	Pre-Approval Policies and Procedures

i

Proxy Statement

GREEN MOUNTAIN POWER CORPORATION

163 Acorn Lane

Colchester, Vermont 05446

ANNUAL MEETING OF SHAREHOLDERS

May 20, 2004

March 26, 2004

PROXY AND SOLICITATION

The accompanying proxy is solicited on behalf of the Board of Directors of Green Mountain Power Corporation (the “Company” or “GMP”) for use at the Annual Meeting of Shareholders of the Company to be held on Thursday, May 20, 2004, and at any and all adjournments thereof. This proxy statement and the accompanying form of proxy are being sent to shareholders on or about March 26, 2004.

The cost of soliciting proxies by the Board of Directors will be borne by the Company, including the charges and expenses of brokers and others for sending proxy materials to beneficial owners of Common Stock. In addition to the use of the mails, proxies may be solicited by personal interview, by telephone, by facsimile, by telegraph, or by certain of the Company’s employees, without compensation therefor. The Company has retained Mellon Investor Services LLC to assist in the solicitation of proxies at an estimated cost of $7,000, plus reimbursement of reasonable out-of-pocket expenses.

A proxy may be revoked at any time before it has been voted at the meeting by submitting a later-dated proxy or by giving written notice to the Secretary of the Company. Unless the proxy is revoked or there is a direction to abstain on one or more proposals, it will be voted on each proposal and, if a choice is made with respect to any matter to be acted upon, in accordance with such choice. If no choice is specified, the proxy will be voted as recommended by the Board of Directors.

STOCK OUTSTANDING AND VOTING RIGHTS

On March 18, 2004, the record date for the Annual Meeting, the Company had     ,        ,         outstanding shares of Common Stock. The Common Stock is the only outstanding class of voting securities of the Company. Each holder of record of Common Stock on the record date is entitled to one vote for each share of Common Stock so held.

A majority of the votes entitled to be cast on matters to be considered at the meeting constitutes a quorum. If a share is represented for any purpose at the meeting, it is deemed to be present for all other matters. Abstentions and shares held of record by a broker or its nominee that are voted on any matter are included in determining the number of votes present. Broker shares that are not voted on any matter at the meeting will not be included in determining whether a quorum is present.

The election of each nominee for director requires a plurality of the votes cast. In order to be approved, the votes cast for the selection of independent accountants must exceed the votes cast opposing such matter. Approval of the amendment and restatement of the Company’s Restated Articles of Association (the “Charter Amendment”) attached as Appendix A to this proxy statement requires the affirmative vote of a majority of all shares of the Company’s Common Stock issued, outstanding and entitled to vote. Approval of the 2004 Stock Incentive Plan attached as Appendix B to this proxy statement requires the affirmative vote of a majority of votes cast on the proposal, provided that the total votes cast on the proposal represents over 50% in interest of all securities entitled to vote on the proposal.

In the absence of your voting instructions, your broker may or may not vote your shares in its discretion depending on the proposals before the meeting. Your broker may vote your shares in its discretion and your shares will count toward the quorum requirement on “routine matters.” However, your broker may not be able to vote your shares on proposals that are not considered “routine.” When a proposal is not a routine matter and your broker has not received your voting instructions with respect to that proposal, your broker cannot vote your shares on that proposal. This is called a “broker non-vote.” The Company believes that the election of directors and the ratification of the selection of independent accountants are routine matters on which brokers will be permitted to vote on behalf of their clients if no voting instructions are furnished. The Company may also vote, in the discretion of the proxies, upon such other matters that may properly come before the meeting or any adjournments thereof. The Company believes that the proposals relating to the approval of the Charter Amendment and the 2004 Stock Incentive Plan are non-routine matters. As such, broker non-voted shares will not affect the determination of whether the 2004 Stock Incentive Plan is approved or rejected as long as total votes cast on the proposal represents over 50% in interest of all securities entitled to vote on the proposal, but broker non-voted shares will have the effect of a vote against the Charter Amendment.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of February 28, 2004, information relating to the ownership of the Company’s Common Stock by each Director, Director Nominee and each Executive Officer and by all Directors and Executive Officers as a group. Each individual exercises sole voting and investment power over all of the shares of Common Stock beneficially owned, except as noted below.

Ownership of Common Stock by Directors, Director Nominees and Officers of the Company Name	Amount and Nature of Beneficial Ownership (1)		Percent of Common Stock
Elizabeth A. Bankowski (Director)	1,250		*
Nordahl L. Brue (Chair of the Board)	17,928		*
William H. Bruett (Director)	9,000		*
Merrill O. Burns (Director)	7,683		*
Lorraine E. Chickering (Director)	4,993		*
John V. Cleary (Director)	4,781		*
David R. Coates (Director)	11,000		*
Christopher L. Dutton (President, Chief Executive Officer and Director)	53,703	(2)	1.06%
Robert J. Griffin (Vice President and Chief Financial Officer)	18,776	(3)	*
Kathleen C. Hoyt (Director Nominee)	250		*
Euclid A. Irving (Director)	6,089		*
Walter S. Oakes (Vice President, Field Operations)	18,569		*
Mary G. Powell (Senior Vice President and Chief Operating Officer)	15,095		*
Donald J. Rendall, Jr. (Vice President, General Counsel and Secretary)	6,009		*
Stephen C. Terry (Senior Vice President, Corporate and Legal Affairs)	17,392	(4)	*
Marc A. vanderHeyden (Director Nominee)	1,000		*

All Directors and Executive Officers as a Group	193,517		3.83%

(1)	Includes shares that may be acquired within 60 days under the Company’s 2000 Stock Incentive Plan as follows: Directors Brue, Coates and Irving 4,000 shares each; Director Chickering 3,000 shares; Directors Bruett and Burns 2,000 shares each; Director Bankowski, 1,000 shares. Mr. Dutton 47,000 shares; Mr. Griffin 7,000 shares; Mr. Oakes 16,000 shares; Ms. Powell 12,800 shares; Mr. Rendall 3,000 shares; and Mr. Terry 13,000 shares. Total: 118,800 shares.
(2)	Mr. Dutton owns 6,588 of these shares directly or in his 401(k) plan. Of the remaining shares, 115 are owned by Mr. Dutton’s children for whom Mr. Dutton’s wife serves as custodian; Mr. Dutton disclaims any beneficial interest in the 115 shares owned by his children.
(3)	Mr. Griffin owns 11,263 of these shares directly or in his 401(k) plan. Of the remaining shares, 513 are owned by Mr. Griffin’s children; Mr. Griffin disclaims any beneficial interest in the 513 shares owned by his children.
(4)	Mr. Terry owns 4,382 of these shares directly or in his 401(k) plan. His wife owns 10 of these shares; Mr. Terry disclaims any beneficial interest in the 10 shares owned by his wife.
*	Less than 1%.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Company’s Directors and Executive Officers are required under Section 16(a) of the Securities Exchange Act of 1934 to file reports of ownership (Form 5) and changes in ownership (Form 4) of the Company’s Common Stock with the Securities and Exchange Commission and the New York Stock Exchange. Based solely on a review of those reports and written representations from the Directors and Executive Officers, the Company believes that during 2003, all such reporting requirements have been complied with.

ELECTION OF DIRECTORS

The Board of Directors currently consists of nine members divided into three classes and directors in each class serve for three-year terms. From and after the 2004 Annual Meeting, the Board of Directors will no longer be classified. Therefore, at the 2004 Annual Meeting of Shareholders, shareholders will elect all nine members of the Board of Directors. All nominees, other than Kathleen C. Hoyt and Marc A. vanderHeyden, are current members of the Board of Directors. All nominees have been selected by the Board of Directors on the recommendation of the Governance Committee. Lorraine E. Chickering and John V. Cleary have advised the Board of Directors of their intentions to retire, and are, therefore, not standing for re-election.

Directors will be elected by a plurality of the votes cast at the Annual Meeting. If elected, all nominees are expected to serve until the next annual meeting and until their successors are duly elected and qualified.

The following table lists each nominee, his or her principal occupation for the last five years, age and length of service as Director.

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

Elizabeth A. Bankowski	56	Self-employed business consultant in the area of corporate social responsibility; Senior Director of Ben and Jerry’s Homemade, Inc. from January 1991 to June 2001; Member of President Clinton’s Transition Team (in Economics Cluster) in 1992; Chief of Staff for Governor Madeleine M. Kunin from 1984 to 1990; Trustee of The Windham Foundation, Director of The Trust Company of Vermont, Trustee of the Ben and Jerry’s Foundation. Director since 2002

Nordahl L. Brue	59	Chair of Franklin Foods Inc., a food processing company, since 1989; Chair of PKC Corporation, a health care software developer, since 1997; Principal, Howard Opera House Associates and other real estate entities, since 1991; Chair and Chief Executive Officer of Bruegger’s Corp. (restaurants) from 1997 to 2002; Principal, Champlain Management Services, Inc. (real estate development and management services) 1985 to 2002; Director of Vermont Electric Power Company, Inc. and Vermont Broadband Council; Chair of the Board of Trustees of Grinnell College. Director since 1992

William H. Bruett	60	Senior Vice President, The ESOP Advisory Group, UBS Financial Services, Inc., a financial services company, 2003 to present; Group Product Manager of UBS PaineWebber, Inc., a financial services company, from 1990 to 2001; Director of PaineWebber Trust Co. and Chair of PaineWebber International Bank Ltd., London, subsidiaries of UBS AG, from 1990 to 2001; President of Chittenden Corporation from 1983 to 1990; Director of Shelburne Farms, Inc.; Trustee of Windham Foundation; and Trustee of Upper Rariton Watershed Association. Director since 1986

Merrill O. Burns	57	President and Chief Executive Officer of The Simpata Group, a human resources and benefits administration services company, since 2002. Self-employed business consultant in the areas of financial services and technology, 2001 to 2002; Group Executive, MarchFirst (internet professional services) and predecessor companies USWEB/CKS and Mitchell Madison Group, 1996 to 2001; Senior Vice President and Executive Corporate Development Officer, BankAmerica Corporation from 1991 to 1996. Director since 1988

David R. Coates	66	Executive Vice President of New England Culinary Institute, a culinary education institution, since 2002; Retired Partner, KPMG Peat Marwick; Partner KPMG Peat Marwick from 1987 to 1993; Business Consultant and Advisor; Chair of the Key Bank District Advisory Board since 1995; Director of National Life of Vermont and of Union Mutual Fire Insurance Company; Member of the Governor’s Council of Economic Advisors, the State of Vermont Debt Affordability Advisory Committee and Vermont Municipal Bond Bank. Director since 1999

Christopher L. Dutton	55	President, Chief Executive Officer and Chair of the Executive Committee of the Company since August 1997; Vice President, Finance and Administration, Chief Financial Officer and Treasurer from 1995 to 1997; Vice President and General Counsel from 1993 to 1995; Vice President, General Counsel and Corporate Secretary from 1989 to 1993; Director of Vermont Yankee Nuclear Power Corporation, Vermont Electric Power Company, Inc., United Way of Chittenden County, Fletcher Allen Health Care, Inc. and Vermont Business Roundtable. Director since 1997

Kathleen C. Hoyt	61	Self-employed organizational consultant in the area of financing strategies and sustainability planning; Secretary, Vermont Agency of Administration, May 1997 to November 2002; Chief of Staff and Secretary of Civil and Military Affairs to Governor Howard Dean, August 1991 to May 1997; Chief of Staff and Secretary of Civil and Military Affairs to Governor Madeleine Kunin, August 1989 to January 1991; Commissioner, Vermont Department of Employment and Training, 1988 to 1989; Director, Mascoma Savings Bank; Trustee, Mascoma Savings Bank Foundation; Director, Vermont Community Foundation; Trustee, University of Vermont. New Nominee

Euclid A. Irving	51	Partner, Paul, Hastings, Janofsky & Walker, LLP, Attorneys, New York, New York, since 1990; Member of the Board of Trustees of the University of Virginia Law School Foundation. Director since 1993

Marc A. vanderHeyden	65	President, Saint Michael’s College, independent Catholic liberal arts residential college located in Colchester, Vermont, 1996 to present; Director of Vermont Business Roundtable, United Way of Chittenden County, New England Board of Higher Education, Vermont Health Foundation, Vermont Education Council, Association of Vermont Independent Colleges, and Eleanor Roosevelt Center at Val-Kill. New Nominee

The Board of Directors Unanimously Recommends

That You Vote “FOR” the Election of All Nominees Named Above.

INFORMATION ABOUT OUR BOARD OF DIRECTORS

Governance

The Company is managed under the direction of the Board of Directors. The Board of Directors has adopted Corporate Governance Guidelines to set forth certain corporate governance practices. The Company’s Corporate Governance Guidelines are published on the Company’s Internet website at www.greenmountainpower.biz: Who We Are, Investors, Corporate Governance.

Board of Directors Meetings

The Board of Directors meets on a regularly scheduled basis during the year to review significant developments affecting the Company and to act on matters requiring Board of Directors approval and may hold special meetings between scheduled meetings. In 2003, the Board of Directors held eight meetings. Each Director attended no less than 80 percent of his or her Board of Directors and committee meetings.

Independence of Directors

The Board of Directors has determined that the following members are independent, as that term is defined under the general independence standards in the listing standards of the New York Stock Exchange: Elizabeth A. Bankowski, Nordahl L. Brue, William H. Bruett, Merrill O. Burns, David R. Coates and Euclid A. Irving. In addition, the Board of Directors has determined that Kathleen C. Hoyt and Marc A. vanderHeyden, if elected as directors, will be independent under the same standards. The Board of Directors has adopted categorical standards to assist it in making determinations of independence. All directors identified as independent in this proxy statement meet these standards.

Meetings of Independent Directors

The New York Stock Exchange requires that all non-management directors meet regularly and that all independent directors meet at least once annually. The Board of Directors has determined that all non-management directors of the Company are also independent. The Board of Directors has appointed Nordahl L. Brue, the Chair, to chair meetings of independent directors, as provided in the Company’s Corporate Governance Guidelines. During these meetings, the Chair leads the meeting, sets the agenda and determines the information to be provided.

Board of Directors’ Committees and Their Functions

The table below provides membership and meeting information for each standing committee of the Board of Directors.

Name	Audit		Governance		Compensation		Executive		Strategic Issues
Elizabeth A. Bankowski			X		X
Nordahl L. Brue			X				X		X	*
William H. Bruett	X		X	*			X
Merrill O. Burns	X				X	*
Lorraine E. Chickering			X		X				X
John V. Cleary	X		X
David R. Coates	X						X		X
Christopher L. Dutton							X	*
Euclid A. Irving	X	*			X				X
2003 Meetings	10		5		11		0		0

*	Chair

The Company expects that, if elected, the Board of Directors will appoint Kathleen C. Hoyt to serve as a member of the Audit and Compensation committees and Marc A. vanderHeyden to serve as a member of the Compensation and Governance committees.

The Audit Committee has the responsibilities set forth in its Charter to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the integrity of the financial statements and other financial information provided by the Company to the Securities and Exchange Commission and/or the New York Stock Exchange or the public, the Company’s systems of internal controls regarding finance and accounting that management has established, the Company’s compliance with legal and regulatory requirements, and the Company’s auditing, accounting and financial reporting processes generally. In addition, the Audit Committee prepares the report required to be included by the Securities and Exchange Commission in the annual proxy statement. The Board of Directors has determined that all Audit Committee members are independent, as that term is defined under the enhanced independence standards for audit committee members in the Securities Exchange Act of 1934 and rules thereunder, as incorporated into the listing standards of the New York Stock Exchange. The Audit Committee Charter provides that no member of the Audit Committee may serve simultaneously on the audit committees of more than three public companies. The Audit Committee Charter is attached as Appendix C to this proxy statement.

The Board of Directors has determined that David R. Coates is an “audit committee financial expert,” as that term is defined in the rules promulgated by the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002.

The Governance Committee has the responsibilities set forth in its Charter to develop and recommend to the Board of Directors appropriate corporate governance guidelines and policies, to monitor and evaluate the implementation of such guidelines and policies, to identify individuals qualified to act as directors and to recommend director candidates to the Board of Directors for nomination by the Board of Directors.

The Compensation Committee has the responsibilities set forth in its Charter to assist the Board of Directors in discharging its responsibilities relating to compensation of the Company’s executive officers and to produce an annual report on executive compensation for inclusion in the Company’s annual proxy statement, in accordance with applicable rules and regulations.

The Executive Committee exercises all the powers of the Board of Directors in the management of current and ordinary business of the Company, except as otherwise provided by law.

The primary functions of the Strategic Issues Committee are to: (i) evaluate the advantages and disadvantages of possible strategic transactions and business combinations involving the Company, and present its findings and recommendations to the Board of Directors for its consideration; and (ii) review such other matters as the Board of Directors may request from time to time.

The Company’s Corporate Governance Guidelines, Code of Ethics and Business Conduct and the Charters of the Audit, Compensation and Governance Committees are available on the Company’s Internet website at www.greeenmountainpower.biz: Who We Are, Investors, Corporate Governance, and are available in print to any shareholder upon request by writing to 163 Acorn Lane, Colchester, Vermont 05446, Attention: Assistant Corporate Secretary.

Director Nominating Process

The Governance Committee. The Governance Committee performs the functions of a nominating committee. The Governance Committee Charter describes the Committee’s responsibilities, including seeking, screening and recommending director candidates for nomination by the Board of Directors. The Company’s Corporate Governance Guidelines also contain important information concerning the responsibilities of the Governance Committee with respect to identifying and evaluating the director candidates. The Governance Committee Charter and the Company’s Corporate Governance Guidelines are published on the Company’s Internet website at www.greenmountainpower.biz: Who We Are, Investors, Corporate Governance. All members of the Governance Committee are independent, as defined under the general independence standards of the listing standards of the New York Stock Exchange and, further, the Corporate Governance Guidelines require that all members of the Governance Committee be independent.

Director Candidate Recommendations and Nominations By Shareholders. The Governance Committee Charter provides that the Governance Committee will consider director candidate recommendations by shareholders. Shareholders should submit any such recommendations to the Governance Committee through the method described under “Communications With The Board of Directors” below. In addition, in accordance with the Company’s Bylaws, any shareholder of record entitled to vote for the election of directors at the applicable meeting of shareholders may nominate persons for election to the Board of Directors if such shareholder complies with the notice procedures set forth in the Bylaws and summarized in “SUBMISSION OF SHAREHOLDER PROPOSALS” below.

Governance Committee Process For Identifying and Evaluating Director Candidates. The Governance Committee evaluates all director candidates in accordance with the director qualification standards described in the Corporate Governance Guidelines. The Governance Committee evaluates any candidate’s qualifications to serve as a member of the Board of Directors based on the skills and characteristics of individual Board members as well as the composition of the Board of Directors as a whole. In addition, the Governance Committee will evaluate a candidate’s independence and diversity, skills and experience in the context of the Board of Directors’ needs.

Sources For New Nominees. Elizabeth A. Bankowski, Nordahl L. Brue, William H. Bruett, Merrill O. Burns, David R. Coates, Christopher L. Dutton and Euclid A. Irving are directors standing for re-election. Kathleen C. Hoyt and Marc A. vanderHeyden were unanimously recommended by the Governance Committee, which is composed entirely of independent directors.

Communications With The Board of Directors

The Board of Directors has unanimously approved a process for shareholders to send communications to the Board of Directors. Shareholders can send communications to the Board of Directors and, if applicable, to a committee or to specified individual directors in writing c/o Green Mountain Power Corporation, 163 Acorn Lane, Colchester, Vermont 05446, Attention Secretary. The Company does not screen mail and all such letters will be forwarded to the Board of Directors, a committee or any such specified individual directors.

Attendance At Annual Meeting

The Company’s policy is that Directors attend the annual meeting of shareholders. All nine Directors attended the 2003 annual meeting of shareholders.

Compensation of Directors

Non-employee Directors receive an annual fee of $20,000. In addition to the annual fee, the Chair of the Board of Directors receives an annual fee of $30,000. In addition to the annual fee, the Chairs of the Audit, Governance and Compensation Committees each receive an annual fee of $5,000. Directors also receive $1,000 for each Board of Directors, committee or other meeting attended in person, $850 for a committee meeting held on the same day as a Board of Directors meeting, or one-half of the regular fee paid for each meeting attended by telephone. We reimburse Directors for reasonable expenses related to their Board of Directors service. Directors may defer all or part of their annual fees and meeting fees under the Directors Deferred Compensation Plan. Deferred amounts earn interest and the Director may determine at the time of the deferral, or in limited instances thereafter, when the funds are to be paid. Each non-employee Director was awarded 1,100 Stock Units on December 1, 2003. Each Stock Unit awarded to non-employee Directors represented the right to receive one share of the Company’s Common Stock on December 31, 2003, the date of vesting, unless a Director elected to defer payment of his or her Stock Units (“Deferred Stock Units”). In accordance with the terms of the Stock Units, each of Nordahl L. Brue, William H. Bruett, Lorraine E. Chickering, and John V. Cleary received 1,100 shares of the Company’s Common Stock on December 31, 2003. Each of Elizabeth A. Bankowski, Merrill O. Burns, David R. Coates, and Euclid A. Irving elected to defer payment of his or her Stock Units and will receive payment of his or her respective 1,100 shares of Company Common Stock at a future date or event specified in the deferral agreements relating to their respective Deferred Stock Units.

Stock Ownership Guidelines

In 2003, the Board of Directors adopted stock ownership guidelines for non-employee Directors. According to such guidelines, non-employee Directors should own beneficially Common Stock approximately equal in value to three times the Director’s annual fee and the chair of the Board should own beneficially Common Stock approximately equal in value to five times the Chair’s annual fee. Current Directors have until October 6, 2008 to satisfy this guideline. New Directors will have five years from the date of election to the Board of Directors to satisfy this guideline.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

The following table summarizes the compensation the Company paid the President and Chief Executive Officer and each of the four other most highly compensated Executive Officers as of the end of 2003, 2002 and 2001.

		Annual Compensation (1)			Long Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)(2)	Other Annual Comp (3) ($)	Restricted Stock Awards (4)	Stock Option No. of Shares	All Other Compensation (5) ($)
Christopher L. Dutton President and Chief Executive Officer	2003 2002 2001	339,521 299,229 257,686	123,480 30,000 0	479 677 799	0 0 0	0 0 0	10,201 11,794 9,445

Mary G. Powell Senior Vice President and Chief Operating Officer	2003 2002 2001	226,347 199,300 163,463	82,320 20,000 0	0 0 0	0 0 0	0 0 0	8,487 6,830 6,412

Stephen C. Terry Senior Vice President Corporate and Legal Affairs	2003 2002 2001	194,382 179,782 166,854	44,597 20,000 0	0 375 600	0 0 0	0 0 0	9,281 8,530 8,242

Donald J. Rendall, Jr. (6) Vice President, General Counsel and Corporate Secretary	2003 2002 2001	173,416 125,965 0	39,649 10,000 0	0 0 0	0 0 0	0 5,000 0	7,160 0 0

Walter S. Oakes Vice President, Field Operations	2003 2002 2001	147,078 134,800 124,485	33,516 10,000 0	0 214 331	0 0 0	0 0 0	6,317 5,843 5,515

(1)	Amounts shown include base salary earned by the Executive Officers, as well as amounts earned but deferred at the election of the Executive Officers.
(2)	Amounts shown for 2003 reflect bonuses earned for 2003 performance and awarded on February 9, 2004.
(3)	The amounts shown in this column represent dividends paid on restricted shares awarded under the Compensation Program and interest on deferred compensation for amounts above 120% of the applicable federal long-term rate.
(4)	No restricted share awards were made in 2001, 2002 or 2003. As of December 31, 2003, Mr. Dutton, Ms. Powell, Mr. Terry, Mr. Rendall and Mr. Oakes held no restricted stock. On February 9, 2004, Mr. Dutton,

Ms. Powell, Mr. Terry, Mr. Rendall and Mr. Oakes were awarded 11,800, 7,900, 4,900, 4,400 and 1,800 Stock Units, respectively, pursuant to the 2000 Stock Incentive Plan. Each Stock Unit awarded to a named Executive Officer represents the right to receive one share of the Company’s Common Stock upon vesting. The Stock Units awarded to named Executive Officers are subject to a two-year vesting period as follows: 50 percent of the Stock Units will vest on February 15, 2005 and the remaining 50 percent of the Stock Units will vest on February 15, 2006. Payment of the Stock Units may be deferred at the election of the holder. As of February 9, 2004, the date of grant of such awards, aggregate restricted stock holdings and the value thereof were as follows: Mr. Dutton, 11,800 Stock Units valued at $284,380; Ms. Powell, 7,900 Stock Units valued at $190,390; Mr. Terry, 4,900 Stock Units valued at $118,090; Mr. Rendall, 4,400 Stock Units valued at $106,040; and Mr. Oakes, 1,800 Stock Units valued at $43,380. The holder is not entitled to receive dividends on awards of Stock Units during the vesting period. See “Compensation Committee Report on Executive Compensation.”

(5)	The total amounts shown in this column for the last fiscal year consist of the following:
a.	Premiums attributable to Company-owned life insurance policies: Mr. Dutton $2,201, Ms. Powell $487, Mr. Terry $1,602, Mr. Rendall $334 and Mr. Oakes $547.
b.	Company matching contributions to Employee Savings and Investment Plan: Mr. Dutton $8,000, Ms. Powell $8,000, Mr. Terry $7,679, Mr. Rendall $6,826 and Mr. Oakes $5,770.
(6)	Mr. Rendall joined the Company March 1, 2002; therefore, the 2002 total represents a partial year.

The following table presents stock options exercised and unexercised by the Company’s Executive Officers. All options, other than those granted to Mr. Rendall, were granted during 2000 and vest over a four-year period beginning August 22, 2000, the date of grant. The percentage of options vesting for the first through the fourth years is 30 percent, 20 percent, 20 percent and 30 percent, respectively.

Stock Options Exercised and Unexercised in Last Fiscal Year

Name and Principal Position	(1) Shares Acquired on Exercise	(2) Value Realized	Number of shares underlying unexercised options at December 31, 2003		(2) (2) Value of in-the-money unexercised options at December 31, 2003
	(#)	($)	Exerciseable	Unexerciseable	Exerciseable	Unexerciseable
Christopher L. Dutton President and Chief Executive Officer	6,000	$89,277	47,000	27,000	$737,900	$423,900

Mary G. Powell Senior Vice President and Chief Operating Officer	11,000	$158,132	12,800	12,000	$200,960	$188,400

Stephen C. Terry Senior Vice President, Corporate and Legal Affairs	9,000	$127,852	13,000	12,000	$204,100	$188,400

Donald J. Rendall, Jr. Vice President, General Counsel and Corporate Secretary	2,000	$10,860	500	2,500	$2,735	$13,675

Walter S. Oakes Vice President, Field Operations	0	$0	16,000	12,000	$204,100	$188,400

(1)	Represents the number of options exercised during 2003 by the respective Executive Officer.
(2)	The unexercised option values are calculated by determining the difference between the end of year share price and the exercise price of the options multiplied by the number of unexercised options. The exercised option values are calculated by determining the difference between the date of exercise share price and the exercise price multiplied by the number of exercised options. The exercise price of $18.33 (Mr. Rendall) and $7.90 (all others) per share for all the unexercised options is below the current market price of the Company’s Common Stock.

The following table presents the total number of shares of the Company Common Stock that would be issued upon the exercise of all options outstanding at December 31, 2003, the exercise price of those shares and the number of options authorized for future issuances.

EQUITY COMPENSATION PLAN INFORMATION

	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans Approved by security holders	300,850	$11.39	37,350
Equity compensation plans Approved by security holders	N/A	N/A	N/A
Total	300,850	$11.39	37,350

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors is composed of four independent directors and operates under a written Charter adopted by the Board of Directors. The Compensation Committee’s Charter delineates the Compensation Committee’s responsibilities, which include:

•	designing and recommending executive compensation plans to the Board of Directors and administering approved plans;

•	reviewing and approving of corporate goals and objectives relevant to CEO compensation;

•	undertaking periodic evaluations of CEO, executive and director compensation, including retention of independent compensation consultants to assist with such evaluations;

•	sole authority to determine CEO compensation based on evaluation of CEO performance in light of corporate goals and objectives;

•	recommending compensation levels for officers of the Company other than the CEO;

•	recommending compensation levels for directors;

•	developing plans and recommendations to the Board of Directors regarding CEO and managerial succession for the Company;

•	administering the stock incentive plans for all employees as authorized by the Board of Directors; and

•	considering all executive compensation issues and making appropriate recommendations to the Board of Directors for approval.

This is the report of the Compensation Committee describing the Compensation Program and the basis upon which the 2003 compensation determinations were made.

Compensation Philosophy

It is our philosophy that executive compensation should be competitive in the marketplace, promote the strategic objectives of the Company and be aligned with corporate performance. Total cash compensation for executives and directors should compare favorably with organizations competing for similar talent. The Compensation Committee’s role is to balance the need to attract and retain high caliber talent with the Board of Directors corporate and fiduciary responsibility to shareholders and other stakeholders. The compensation arrangement for officers and directors is designed to meet these objectives.

In 2003, the Compensation Committee undertook a detailed review of CEO, officer and director compensation issues. Upon completing a competitive selection process, the Compensation Committee retained Mellon Human Resources and Investor Solutions (“Mellon”),

a division of Mellon Financial Corporation, to conduct a study of CEO, officer and director compensation and to make recommendations to the Compensation Committee. Mellon analyzed CEO and executive compensation using a blend of market reference points, including peer public electric utility companies and executive compensation survey data for the public utility sector from various sources, including the Towers Perrin 2002 Executive Compensation Energy Services Survey, the Mercer 2002 Executive Compensation Survey and the 2002/2003 ECS Industry Report on Top Management Compensation. Peer companies were selected based on similarity of size and/or operating characteristics, with the goal of developing a comparable group representative of the Company’s main competition for executive talent. Mellon performed a regression analysis to assure comparability of the peer and market data. The compensation survey groups include companies that are different from the companies in the Edison Electric Institute 100 and the S&P 500 Composite Index used for the Performance Graph.

Executive Compensation

Mellon’s report to the Compensation Committee demonstrated that 2002 compensation levels for the CEO and most other company officers were substantially below the 50th percentile for comparable positions at peer companies.

Based on Mellon’s report, the Compensation Committee concluded that CEO and officer compensation should include three components: Base salary is intended to be set at approximately the 50th percentile for base salary compensation at comparable companies. Short-term incentive compensation is intended to compensate officers for Company performance and is linked to defined Company performance metrics, such that if performance targets are achieved, officers’ direct compensation (base salary plus short-term incentive) would approximate the 38th percentile of total direct compensation at comparable companies. Performance metrics for short-term incentive compensation include customer service (60%), based on seventeen specified customer service quality performance standards in the Company’s service quality plan approved by the Vermont Public Service Board, and creating value for shareholders (40%), based on the Company’s annual consolidated return on equity. Long-term incentive compensation is designed to provide long-term incentives for future Company performance and is intended to bring total officer compensation to approximately the 40th percentile of total compensation paid to equivalent executives at comparable companies, if target performance criteria are met.

Based on Mellon’s report, in July 2003 the Compensation Committee approved a base salary adjustment for the CEO and recommended base salary adjustments for five other officers of the Company, effective July 2003. The Board of Directors approved the non-CEO officer base salary adjustments in July 2003. In December 2003, the Compensation Committee recommended, and the Board of Directors approved, base salary adjustments for certain non-CEO officers, based on Mellon’s report.

On February 9, 2004, the Compensation Committee approved a short-term incentive cash award to the CEO, based on 2003 customer service performance results and 2003 financial results. The Compensation Committee also recommended, and the Board of Directors approved, short-term incentive cash awards for other Company officers based on the same criteria. These awards are included in the executive compensation table above. The short-term incentive awards reflect that the Company achieved or exceeded all target performance criteria in 2003.

On February 2, 2004, the Compensation Committee approved a long-term incentive award to the CEO of Stock Units pursuant to the 2000 Stock Incentive Plan. Each Stock Unit represents the right to receive one share of the Company’s Common Stock upon vesting, with 50 percent of the awarded Stock Units vesting on February 15, 2005 and 50 percent vesting on February 15, 2006. The Compensation Committee also recommended, and on February 9, 2004, the Board of Directors approved, long-term incentive awards of Stock Units to officers other than the CEO, with identical vesting schedules. These awards are described in footnote 4 of the executive compensation table above. The long-term incentive awards, when fully vested, are intended to bring total compensation for the CEO and other officers to a level approximately at the 40th percentile for comparable companies, based on the Mellon report.

The Board of Directors also approved in February 2004 stock ownership guidelines for the Company’s Officers. The guidelines provide that officers should own beneficially, Common Stock approximately equal in value to the following multiples of base salary compensation: CEO – five times; Chief Operating Officer – three times; and other officers – one and one-half times. Current Officers have five years from February 9, 2004 to satisfy these guidelines. New Officers will have five years from the date of appointment to satisfy these guidelines.

Director Compensation

The Compensation Committee also retained Mellon to analyze and review director compensation, and to make recommendations to bring the Company’s director compensation in line with comparable companies, recognizing also the increasing efforts, time commitments and obligations of directors of public companies. Based on Mellon’s report, the Compensation Committee recommended and the Board of Directors approved adjustments to annual fees paid to the Chair and other non-employee directors, annual fees paid to the chairs of the Audit, Governance and Compensation Committees and meeting fees. The Compensation Committee also recommended, and the Board of Directors approved, awards of Stock Units to each non-employee director on December 1, 2003. Total compensation for non-employee directors is intended to approximate the 50th percentile of compensation paid to directors of comparable companies. Finally, the Compensation Committee recommended, and the Board of Directors approved, share ownership guidelines for directors. Director compensation amounts and share ownership guidelines are described above under the captions “INFORMATION ABOUT OUR BOARD OF DIRECTORS — Compensation of Directors, and — Share Ownership Guidelines,” respectively.

The 2004 Stock Incentive Plan

The purpose of the 2000 Stock Incentive Plan is to promote the interests of the Company and its shareholders by aiding the Company in attracting and retaining employees, officers, consultants, independent contractors and non-employee directors capable of contributing to the future success of the Company, to offer such persons incentives to put forth maximum efforts for the success of the Company and to afford such persons an additional opportunity to acquire a proprietary interest in the Company. In September 2003, the Compensation Committee approved awards under the 2000 Stock Incentive Plan for the entire employee population of the Company, excluding officers and directors, and any newly hired employees who had previously received awards during 2003.

As of December 31, 2003, the Company had 37,350 shares of Common Stock available for issuance out of the original 500,000 share of Common Stock authorized for issuance under the 2000 Stock Incentive Plan. As a result of the limited number of shares of Common Stock remaining available for issuance under the 2000 Stock Incentive Plan, the Compensation Committee recommended to the Board of Directors approval of a new 2004 Stock Incentive Plan to permit issuance of up to 350,000 shares of Common Stock under the 2004 Stock Incentive Plan.

Conclusion

We believe the Company’s executive compensation program appropriately aligns executive compensation with individual and corporate performance and increases in shareholder value, is competitive with the market and is sensitive to the concerns of customers, shareholders and other constituencies.

Compensation Committee Members

Merrill O. Burns, Chair	Elizabeth A. Bankowski
Lorraine E. Chickering	Euclid A. Irving

PERFORMANCE GRAPH

The following performance graph presents the yearly percentage change in the cumulative total shareholder return on the Company’s Common Stock, as compared to the cumulative total returns of the Standard & Poor’s 500 Stock Index and that of the members of Edison Electric Institute’s Index.

*	Assumes $100.00 invested on December 31, 1998 and dividends reinvested quarterly. Historical performance does not necessarily predict future results.

PENSION PLAN INFORMATION AND OTHER BENEFITS

Pension Plan Information

All employees are covered by the Employees’ Retirement Plan of Green Mountain Power Corporation (the “Retirement Plan”) if they have been employed for more than one year. The Retirement Plan is a defined benefit plan providing for normal retirement at age 65. Provided that a participant has at least ten years of continuous service, early retirement may be taken beginning the first day of any month following the attainment of age 55. If retirement occurs prior to age 59, benefits are reduced as shown in the table below:

Age at Retirement	Reduction of Benefits
58	7.5%
57	15.0
56	22.5
55	30.0

For employees with at least five but less than ten years of continuous service who commence benefits before age 65, benefits are actuarially reduced. If retirement occurs after age 59 and completion of at least ten years of continuous service, the full accrued benefit is payable.

Retirement benefits are based on final average base compensation and length of service. Final average base compensation is the average of the compensation (limited to base salary for Officers, as shown in the Salary column of the Summary Compensation Table for the Officers named in this proxy statement, and straight-time payroll wages for other employees) for the highest 36 consecutive fiscal months out of the final ten years of employment. The normal retirement benefit is equal to 1.1% of the final average compensation up to the covered compensation amount plus 1.6% of final average base compensation over covered compensation multiplied by each year of credited service up to 35 years. Retirement benefits are not subject to any deductions for Social Security or other offset amounts.

The following table shows the estimated annual pension benefit payable pursuant to the Retirement Plan to all covered employees, including the Officers named in this proxy statement, for the average compensation and years of service indicated. It assumes retirement at age 65 and an election of a retirement allowance payable as a life annuity. The retirement benefits in connection with the separate life insurance plan referred to below are in addition to those described in the table.

PENSION PLAN TABLE Annual Average Base Compensation Highest 36 Consecutive Fiscal Months of the Last 10 Years Preceding Retirement *	Estimated Annual Retirement Benefits At Normal Retirement Age of 65 Years Credited Years of Service
	15	20	25	30	35 & over
$ 80,000	$16,410	$21,880	$27,350	$32,820	$38,290
100,000	21,210	28,280	35,350	42,420	49,490
120,000	26,010	34,680	43,350	52,020	60,690
140,000	30,810	41,080	51,350	61,620	71,890
160,000	35,610	47,480	59,350	71,220	83,090
170,000	38,010	50,860	63,350	76,020	88,690
200,000	45,010	60,280	75,350	89,820	105,090

*	Compensation cap was $170,000 for 2001 and $200,000 for 2002 and 2003.

Credited years of service (including service credited with other companies), as of December 31, 2003, for each of the Officers named in this proxy statement were as follows: C. L. Dutton, 18.8 years; M. G. Powell 4.8 years; S. C. Terry 17.8 years; W. S. Oakes 37.6 years; D. J. Rendall, Jr. .8 year; and R. J. Griffin 20.8 years.

Supplemental Retirement Plan

In addition to the Retirement Plan described above, all the Officers, including the Officers named in this proxy statement, participate in a Supplemental Retirement Plan. The plan provides retirement and survivor’s benefits for a period of fifteen years following retirement. The benefits are a percentage of the Officer’s final salary:

44% for the most senior Officer;

33% for the next most senior Officers; and

22% for the third most senior Officers.

The retirement benefits are partially covered by the life insurance coverage that we have obtained (see below). The cost of this plan cannot be properly allocated or determined for any one plan participant because of the overall retirement plan assumptions. We are recording the estimated cost of the supplemental retirement plan benefits on a current basis and the income from the life insurance coverage as it is earned.

Life Insurance Plan

The Officers participate in a related life insurance plan. Under this plan, we have purchased insurance on the lives of the Officers to provide pre-retirement life insurance benefits to them in an amount equal to four times salary for the most senior Officer, three times salary for the next most senior Officers, and two times salary for the third most senior Officers. The life insurance benefits are designed so that the Company does not expect to incur any significant net expense in providing the pre-retirement insurance plan.

Deferred Compensation Plan

Officers may participate in a Deferred Compensation Plan under which they may elect to defer a portion of their salaries. Amounts deferred are credited to a separate account for each participant. The balance in a participant’s account, plus accrued interest, will be paid to him or her, or to his or her beneficiary according to their election form.

2000 Stock Incentive Plan

The 2000 Incentive Plan provides for the grant of stock options and other stock-based compensation to employees, Officers and Directors. The Compensation Committee administers the 2000 Stock Incentive Plan and determines when and to whom awards will be granted and the type, amount, terms of payment and other conditions of each award, consistent with the provisions of the 2000 Stock Incentive Plan. As of December 31, 2003, there were approximately 196 employees, Officers and Directors who were eligible to be selected by the Compensation Committee to receive an award under the 2000 Stock Incentive Plan.

Change of Control Agreements

Change of Control agreements have been executed with six members of management, including the Officers named in this proxy statement. If within three years following a change of control of the Company, the Officer’s employment is involuntarily terminated without cause or is voluntarily terminated by the Officer with good reason, the agreements provide affected individuals with:

•	Payments of 2.99 times the base salary of the individual plus the target short-term incentive bonus (or if there is no target short-term incentive bonus payable for such year, the actual amount of the individual’s most recent short-term incentive bonus) that would be payable for such year;

•	Continuation for 36 months of health, medical and other insurance programs;

•	Payment of an amount equal to the actuarial value of up to 36 months of additional credited service under the Retirement Plan;

•	Full vesting and payment in a lump sum of any Supplemental Retirement benefits that the individual is otherwise entitled to upon termination; and

•	All Options, Stock Appreciation Rights, Stock Units and Deferred Stock Units outstanding shall become fully vested and exercisable.

The Change of Control agreements contain non-compete covenants that are applicable following an individual’s receipt of a severance payment under the Change of Control agreements.

As defined in the agreements, “change of control of the Company” will have occurred when:

•	A person secures ownership of 20% or more of the voting power of the outstanding stock of the Company;

•	A change occurs in the majority of the Board of Directors for two consecutive years, which has not been approved by the Directors in office as the beginning of the period; or

•	Shareholders approve a merger or consolidation of the Company with another company where the outstanding voting stock of the Company does not continue to represent at least 80% of the combined voting power of the Company or the surviving company.

Individuals may terminate employment following a change in control “with good reason” if:

•	The individual is assigned duties inconsistent with the duties before the change in control;

•	The headquarters are relocated more than 50 miles from the present location;

•	The individual is required to relocate more than 50 miles from the present location;

•	Compensation or benefits are reduced or adversely affected other than as part of an overall adjustment of executive compensation or benefits;

•	The Company fails to obtain an agreement from its successor to perform under the change of control agreements;

•	The Company fails to offer the individual any compensation plan provided to other executives of similar responsibility;

•	The Company eliminates or materially reduces or jeopardizes the ability of the Company to fulfill its obligations under certain executive benefits plans; or

•	The executive resigns within the 30 days immediately after the first 12 months following a change of control, or if the change of control occurs pursuant to shareholder approval of a merger or consolidation as described above, then the resignation must occur within the 30 days immediately after the first 12 months following the closing of such merger or consolidation.

The Board of Directors has limited discretion to determine whether a change of control of the Company has taken place.

AUDIT COMMITTEE REPORT

The Audit Committee is composed of five independent directors and operates under a written Charter adopted by the Board of Directors attached hereto as Appendix C. The Audit Committee is responsible to directly appoint, retain, monitor the performance of, evaluate, compensate and terminate, the Company’s independent accountants. Management is responsible for the Company’s disclosure controls, internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes and to report thereon to the Board of Directors. In this context, the Audit Committee has met and held discussions with management and Deloitte & Touche LLP, the Company’s independent accountants.

Management represented to the Audit Committee that the Company’s audited consolidated financial statements were prepared in accordance with generally accepted accounting principles and the Audit Committee has reviewed and discussed the audited consolidated financial statements with management and Deloitte & Touche.

The Audit Committee has discussed with Deloitte & Touche the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Accounting Standards), as amended by Statements on Auditing Standards 89 and 90, including the scope of the auditor’s responsibilities.

The Audit Committee also has received the written disclosures and the letter from Deloitte & Touche relating to the independence of that firm and has discussed with Deloitte & Touche that firm’s independence from the Company.

Based upon the Audit Committee’s discussions with management and Deloitte & Touche and the Audit Committee’s review of the representation of management and the report of Deloitte & Touche to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s annual report on Form 10-K for the year ended December 31, 2003, to be filed with the Securities and Exchange Commission.

The Audit Committee reviews with management and the independent accountants the results of the independent accountant’s review of the unaudited financial statements that are included in the Company’s quarterly reports on Form 10-Q. The Audit Committee reviews the fees charged by the Company’s independent accountants. During the fiscal year ended December 31, 2003, Deloitte & Touche billed the Company the fees set forth below under the caption “Fees Paid to Deloitte & Touche and Arthur Andersen” in connection with services rendered by that firm to the Company.

The Audit Committee meets regularly with both the independent external auditors and the accounting firm and individuals responsible for the internal audit function, all of whom have unrestricted access to the Audit Committee. These meetings include executive sessions without management present. The Audit Committee believes that it has taken the actions it deems necessary or appropriate to fulfill its oversight responsibilities under the Audit Committee’s Charter. All Audit Committee members are independent under the enhanced independence standards for audit committee members in the Securities Exchange Act of 1934, as incorporated into the listing standards of the New York Stock Exchange.

Preapproval Policies and Procedures

Effective February 7, 2003, the Audit Committee adopted procedures for pre-approving all audit and non-audit services provided by the independent accountant. Further, the Audit Committee has considered whether the independent auditors provision of permitted and pre-approved non-audit services to the Company is compatible with the auditor’s independence. The Audit Committee’s pre-approval policies and procedures, revised as of February 10, 2004, are attached hereto as Appendix D.

Audit Committee Members

William H. Bruett	David R. Coates
Merrill O. Burns	John V. Cleary
Euclid A. Irving, Chair

Change in Certifying Accountant

On June 27, 2002, based upon the recommendation of the Audit Committee and approved by the Board of Directors, the Company terminated the engagement of Arthur Andersen LLP and retained Deloitte & Touche as its independent public accountants with respect to the audit of the Company’s consolidated financial statements for its fiscal year ending December 31, 2002.

Arthur Andersen’s report on the Company’s consolidated financial statements for the year ended December 31, 2001, did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

During each of the years ended December 31, 2001 and 2000, and during the subsequent interim period preceding the replacement of Arthur Andersen, there were no disagreements between the Company and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Arthur Andersen’s satisfaction, would have caused Arthur Andersen to make reference to the subject matter of the disagreement in connection with its report on the Company’s consolidated financial statements for such periods.

The Company provided Arthur Andersen with a copy of the above disclosures, which were set forth in the Company’s current report on Form 8-K filed with the Securities and Exchange Commission on June 28, 2002. Arthur Andersen’s letter, dated June 28, 2002, stating its agreement with the above statements was filed as an exhibit to the Form 8-K.

During the Company’s fiscal years ended December 31, 2000 and 2001, and during the subsequent interim period preceding the replacement of Arthur Andersen on June 27, 2002, the Company did not consult with Deloitte & Touche regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements.

Fees Paid to Deloitte & Touche and Arthur Andersen

During the fiscal year ended December 31, 2003, Deloitte & Touche was employed principally to perform the annual audit and to render other services. Fees paid to Deloitte & Touche for services rendered in fiscal years 2002 and 2003 and to Arthur Andersen for services rendered in fiscal year 2002 are listed in the following table.

	2002(1)	2003
Audit Fees	$162,484	$160,471
Audit-Related Fees	0	7,000
Tax Fees	54,147	36,577
All Other Fees	0	0

Total Deloitte & Touche Fees	$216,631	$204,048

(1)	Includes audit fees of $9,000 and tax fees of $6,050 paid to Arthur Andersen for services rendered during 2002.

Audit Fees include fees to perform the audit of the Company’s financial statements. This category also includes fees for audits provided in connection with statutory filings or services that generally only the principal auditor reasonably can provide to a client, such as procedures related to audit of income tax provisions and related reserves, consents and assistance with and review of documents filed with the Securities and Exchange Commission.

Audit-Related Fees include fees associated with assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements. This category includes fees related to assistance with implementation of the new Securities and Exchange Commission and Sarbanes-Oxley Act of 2002 requirements. Audit-related fees also include audits of employee benefit plans.

Tax Fees primarily include fees associated with tax audits, tax compliance, tax consulting, as well as tax planning.

RATIFICATION OF SELECTION

OF INDEPENDENT PUBLIC ACCOUNTANTS

Year 2004 Audit Services

On February 10, 2004, the Audit Committee appointed the firm of Deloitte & Touche to serve as independent certified public accountants for the calendar year 2004. We expect a representative of Deloitte & Touche to attend the Annual Meeting of Shareholders, respond to appropriate questions and be given an opportunity to speak if he or she desires to do so.

This proposal will be approved if the votes cast in favor of the proposal exceed the votes cast opposing the proposal. Appointment of the Company’s independent accountants is not required to be submitted to a vote of the shareholders of the Company for ratification. However, the Audit Committee has recommended that the Board of Directors submit this matter to the shareholders as a matter of good corporate practice, which the Board of Directors is doing. If the shareholders fail to ratify the appointment, the Audit Committee will reconsider whether to retain Deloitte & Touche, and may retain that firm or another without resubmitting the matter to the Company’s shareholders. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of different independent accountants at any time during the year if it determines that such a change would be in the best interests of the Company and the shareholders.

The Board of Directors Unanimously Recommends

That You Vote “FOR” the Ratification of the Selection of Deloitte & Touche.

APPROVAL OF AMENDMENT AND RESTATEMENT OF

THE COMPANY’S RESTATED ARTICLES OF ASSOCIATION

The Board of Directors has unanimously approved an amendment to and restatement of the Company’s Restated Articles of Association (the “Charter Amendment”) and recommends that the shareholders adopt the Charter Amendment. The Vermont Public Service Board (the “VPSB”) approved the Charter Amendment on February 4, 2004. A copy of the Charter Amendment is attached as Appendix A. The summary of the material terms of the Charter Amendment that follows is qualified in its entirety by reference to Appendix A.

In part as a result of the proposal of new corporate governance listing standards by the New York Stock Exchange, the Board of Directors undertook a thorough review of its corporate governance structures and procedures. In connection with this review, during 2003 the Board of Directors adopted Corporate Governance Guidelines and approved amendments to the Company’s bylaws. The Board of Directors also reviewed the Company’s Restated Articles of Association (the “Charter”) to determine whether any improvements and modernizing changes could be made in the corporate governance structures contained in the Charter.

Also, during 2003, the Company repurchased all outstanding shares of its 4.75% Preferred Stock, Class B. During 2002, the Company repurchased all outstanding shares of the 7.32% Preferred Stock, Class E and redeemed the remaining shares of the 7% Preferred Stock, Class C and the 9 3/8% Preferred Stock, Class D, Series 1. As a result, the Charter currently contains a number of provisions relating only to the classes and series of preferred stock that are no longer outstanding.

The Board of Directors has concluded that the Charter should be amended and restated to remove the provisions relating to the classes and series of its preferred stock that are no longer outstanding. In addition, the Board of Directors concluded that the Charter should be amended to make certain other changes that would permit the Board of Directors to issue “blank check” preferred stock and to provide mechanics for the filling of Board of Directors vacancies. If adopted by the shareholders, the Preferred Stock provision of the Charter Amendment will permit the Board of Directors greater flexibility in financing alternatives and the Board of Directors vacancies provision of the Charter Amendment will introduce greater certainty into the Board of Directors structure while not materially altering the existing governance arrangements. Other modernizing changes will allow greater efficiency in the conduct of corporate affairs.

Description of the Material Terms of the Charter Amendment

If the Charter Amendment is adopted by shareholders, the Company would be able to issue not only Common Stock and Preference Stock, as currently permitted under the Company’s existing Charter, but also one or more classes or series of Preferred Stock without shareholder approval. The Preferred Stock will be issuable within the current aggregate limit of 442,430 shares set forth in the Charter. The Preferred Stock, Class E, and the Preference Stock that are currently authorized under the Charter are “blank check” stock in that the Board of Directors has the authority to determine certain preferences, limitations and relative rights of the Preferred Stock, Class E, and the Preference Stock, without shareholder approval. The Preferred Stock would rank senior to the Preference Stock, none of which is currently issued and outstanding. Subject to applicable laws, the Board of Directors would be permitted to determine the preferences, limitations and relative rights of any classes or series of Preferred Stock before the issuance of any shares of that class or series. Such determination by the Board of Directors may include, without limitation, provisions with respect to voting rights (including rights with respect to any transaction of a specified nature), redemption, exchangeability, convertibility, dividends and other distributions and preference on dissolution or otherwise. In order for the Board of Directors to establish a class or series of Preferred Stock the Board of Directors must adopt a resolution setting forth the designation of the class or series and fixing and determining the relative rights and preferences thereof to the extent that such relative rights and preferences are not established by the Charter. Prior to issuing any shares of any class or series of Preferred Stock the Company must file in the office of the Secretary of State of the State of Vermont such statement as is required by law and, upon filing of such statement, the resolution establishing and designating the class or series of Preferred Stock and fixing and determining the relative rights and preferences thereof shall become effective and shall constitute an amendment of the Charter. In addition, the Charter Amendment clarifies that shares of Preferred Stock may be issued in both separate classes and series. It is not possible to forecast the actual effect of the issuance of any shares of Preferred Stock until the Board of Directors determines the specific rights of the holders of such class or series of Preferred Stock. However, the effects might include, among other things: restricting dividends on the Company’s Common Stock; diluting the voting power of the Company’s Common Stock; impairing the liquidation rights of the Company’s Common Stock; and delaying or preventing a change of control of the Company.

The Charter Amendment will define more precisely the mechanics for the filling of vacancies on the Board of Directors and establishing the size of the Board of Directors, and the circumstances under which a Director may be removed. The Charter Amendment provides that if any vacancies occur on the Board of Directors by reason of (i) the death of any Director, (ii) the resignation of any Director, or (iii) the retirement or removal from office of any Director, all the Directors then in office, although less than a quorum, may by a majority vote of the Directors in office choose a successor or successors. Unless sooner displaced, the Directors so chosen shall hold office until the election of their successors at the next annual meeting of shareholders. If the Directors remaining in office after the occurrence of a vacancy shall be unable by a majority vote of the Directors in office to fill such vacancy within thirty (30) days of the occurrence thereof, the president or the secretary may call a special meeting of the shareholders at which such vacancy shall be filled. Any directorship to be filled by reason of an increase in the number of Directors shall be filled at a special meeting of shareholders called for that purpose or in the event no such special meeting is so called, then at the next annual meeting. The effect of this amendment will be to clarify the circumstances under which the Board of Directors may fill a vacancy on the Board of Directors and the circumstances under which the shareholders may fill a vacancy. The Board of Directors recently amended the Company’s bylaws to, among other modernizing changes, provide for one-year terms for all Directors, and thus shareholders will have an opportunity to elect all Directors annually.

In accordance with the Company’s bylaws, the Charter Amendment will provide that the Board of Directors shall consist of such number of individuals as shall be specified in or fixed in accordance with the bylaws of the Company. In addition, the Charter Amendment provides that Directors may be removed only for cause. By providing that Directors may be removed only for cause, a shareholder could be prevented from replacing the Company’s Directors with shareholder nominees before the next annual meeting unless the shareholder had cause for removal. Under Vermont law, the changes described in this paragraph must be included in the Charter, rather than the bylaws.

The Charter Amendment also updates references to mergers and consolidations to also include references to statutory share exchanges that are now permitted under Vermont law. Finally, the Charter Amendment includes certain other conforming changes and changes made to reflect current Vermont law.

Under Vermont law, shareholders are not entitled to dissenters’ rights of appraisal with respect to the Charter Amendment.

Reasons the Board of Directors Approved and Recommends Adoption of the Charter Amendment

The Board of Directors recommends that the shareholders adopt the Charter Amendment because it believes the Charter Amendment will result in more flexible financing alternatives, more precisely defined mechanics for certain Board of Directors governance structures while not materially altering the existing governance arrangements and generally a more modern set of provisions for the conduct of corporate affairs. The Board of Directors believes it is desirable to have shares of Preferred Stock available for possible use in the future for purposes permissible under Vermont law. The authorized Preferred Stock, Class E, is limited by certain preferences, limitations and relative rights and the authorized Preference Stock by its terms is a junior preferred stock and thus the Preferred Stock, Class E, and the Preference Stock do not provide as flexible financing alternatives. The Company and the Board of Directors have no current plans to use the Preferred Stock for any particular purpose. In addition, the Board of Directors believes that the inclusion in the Charter Amendment of mechanics for the filling of Board of Directors vacancies will enable the Company, the Board of Directors and its shareholders to address vacancies on the Board of Directors more efficiently and with greater certainty while allowing shareholders to annually elect all Directors. Other modernizing changes will allow greater efficiency in the conduct of corporate affairs.

The affirmative vote of the holders of a majority of the shares of Company’s Common Stock issued, outstanding and entitled to vote is required to adopt the proposed Charter Amendment. If the proposal is adopted by the shareholders, it will become effective upon the filing of articles of amendment with the Secretary of State of Vermont, which filing the Company would intend to make as promptly as practicable following completion of the annual meeting of shareholders.

The Board Of Directors Unanimously Recommends

That You Vote “FOR” Adoption of the Charter Amendment.

APPROVAL OF 2004 STOCK INCENTIVE PLAN

General

On February 9, 2004, the Board of Directors adopted the 2004 Stock Incentive Plan (the “2004 Incentive Plan”), subject to approval of the Company’s shareholders and the VPSB. The 2004 Incentive Plan provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, other stock grants, other stock-based awards and performance awards to employees, officers, consultants, independent contractors and Directors providing services to the Company and its subsidiaries.

The 2004 Incentive Plan is similar to the Company’s 2000 Stock Incentive Plan, approved by the Company’s shareholders in 2000. The 2000 Stock Incentive Plan authorized issuance of 500,000 shares of Common Stock through February 7, 2005, of which 37,350 shares of Common Stock remained unissued as of December 31, 2003. The 2004 Incentive Plan allows issuance of 350,000 shares of Common Stock through February 7, 2009.

The following summary of the 2004 Incentive Plan is qualified in its entirety by reference to the full text of the 2004 Incentive Plan, which is attached to this proxy statement as Appendix B.

Summary of the 2004 Incentive Plan

Purpose

The purpose of the 2004 Incentive Plan is to promote the interests of the Company and its shareholders by aiding the Company in attracting and retaining employees, officers, consultants, independent contractors and non-employee Directors capable of contributing to the future success of the Company, to offer such persons incentives to put forth maximum efforts for the success of the Company’s business and to afford such persons an additional opportunity to acquire a proprietary interest in the Company.

Administration

The Compensation Committee has been designated by the Board of Directors to administer the 2004 Incentive Plan. The Compensation Committee has full power and authority to determine when and to whom awards will be granted and the type, amount, form of payment and other terms and conditions of each award, consistent, with the provisions of the 2004 Incentive Plan. The Compensation Committee has full authority to interpret the 2004 Incentive Plan and establish rules and regulations for the administration of the 2004 Incentive Plan. The Compensation Committee may delegate to one or more Directors or a committee of Directors, or the Board of Directors may exercise, the Compensation Committee’s powers and duties under the 2004 Incentive Plan.

Eligibility

Any employee, officer, consultant, independent contractor or Director providing services to the Company and its subsidiaries will be eligible to be selected by the Compensation Committee to receive an award under the 2004 Incentive Plan. As of December 31, 2003, there were approximately 196 persons (not including consultants and contractors) who were eligible to be selected by the Compensation Committee to receive awards under the 2004 Incentive Plan.

Number of Shares

The 2004 Incentive Plan provides for the issuance of up to 350,000 shares of Common Stock (the “Common Shares”), subject to adjustment in the event of a stock dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange for Common Shares or other securities of the Company, issuance of warrants or other rights to purchase Common Shares or other securities of the Company or other similar changes in the corporate structure or stock of the Company. Common Shares subject to awards under the 2004 Incentive Plan which are forfeited because the terms and conditions of the awards are not met or because the award terminates without delivery of any shares, may again be used for awards under the 2004 Incentive Plan. Common Shares used by a participant as full or partial payment to the Company of the purchase price relating to an award, or in connection with the satisfaction of tax obligations relating to an award will also be available for awards under the 2004 Incentive Plan. The Common Shares issued under the 2004 Incentive Plan may be authorized but unissued shares or shares acquired on the open market or otherwise.

The 2004 Incentive Plan imposes limitations to the awards that may be made to an individual. No participant may receive awards in any year, the value of which is based solely on an increase in the value of the Common Shares, for more than 100,000 Common Shares. The annual limitation for all other awards under the 2004 Incentive Plan is 30,000 Common Shares.

Types of Awards and Certain Terms and Conditions

The types of awards that may be granted under the 2004 Incentive Plan are stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, other stock grants, other stock-based awards and any combination thereof. The 2004 Incentive Plan provides that all awards are to be evidenced by written agreements containing the terms and conditions of the awards. The Compensation Committee may not amend or discontinue any outstanding award without the consent of the holder of the award if such action would adversely affect the rights of the holder. Except as provided by the 2004 Incentive Plan, awards will not be transferable other than by will or by the laws of descent and distribution. Except as allowed by the Compensation Committee, during the lifetime of a participant, an award may be exercised only by the participant to whom such award is granted. Awards may be granted for no cash consideration or for such minimal cash consideration as may be required by law. Generally, the consideration to be received by the Company for the grant of awards under the 2004 Incentive Plan will be the participant’s past, present or expected future contributions to the Company.

Stock Options

Incentive stock options meeting the requirements of Section 422 of the Internal Revenue Code (the “Incentive Stock Options”) and non-qualified options may be granted under the 2004 Incentive Plan. The Compensation Committee will determine the exercise price of any stock option granted under the 2004 Incentive Plan, but in no event will the exercise price be less than 100% of the fair market value of the Common Shares on the date of grant. Stock options will be exercisable at such times as the Compensation Committee determines. Stock options may be exercised in whole or in part by payment in full of the exercise price in cash or such other form of consideration as the Compensation Committee may specify, including delivery of Common Shares having a fair market value on the date of exercise equal to the exercise price. The Compensation Committee may grant reload options when a participant pays the exercise price or tax withholding upon exercise of an option by using Common Shares. The reload option will entitle the participant to acquire Common Shares equal to the number of Common Shares surrendered or withheld.

Stock Appreciation Rights

The Compensation Committee may grant stock appreciation rights exercisable at such time and subject to such conditions or restrictions as the Compensation Committee may determine. Upon exercise of a stock appreciation right by a holder, the holder is entitled to receive the excess of the fair market value of one Common Share on the date of exercise over the fair market value of one Common Share on the date of grant. The payment may be made in cash or Common Shares, or other form of payment, as determined by the Compensation Committee.

Restricted Stock and Restricted Stock Units

The Compensation Committee may grant shares of restricted stock and restricted stock units subject to such restrictions and terms and conditions as the Compensation Committee may impose. Shares of restricted stock granted under the 2004 Incentive Plan will be evidenced by stock certificates, which will be held by the Company, and the Compensation Committee may, in its discretion, grant voting and dividend rights with respect to such shares. No shares of stock will be issued at the time of award of restricted stock units. A restricted stock unit will have a value equal to the fair market value of one Common Share and may include, if so determined by shareholders after the date of grant of the restricted stock unit. The Compensation Committee has the right to waive any vesting requirements or to accelerate the vesting of restricted stock or restricted stock units.

Performance Awards

A performance award will entitle the holder to receive payments upon the achievement of specified performance goals. The Compensation Committee will determine the terms and conditions of a performance award, including the performance goals to be achieved during the performance period, the length of the performance period and the amount and form of payment of the performance award. A performance award may be denominated or payable in cash, Common Shares or other securities, or other awards or property.

Other Stock Grants

The Compensation Committee may otherwise grant Common Shares as are deemed by the Compensation Committee to be consistent with the purpose of the 2004 Incentive Plan. The Compensation Committee will determine the terms and conditions of such other stock grant.

Other Stock-Based Awards

The Compensation Committee may grant other awards denominated or payable in, valued by reference to, or otherwise based on or related to Common Shares as are deemed by the Compensation Committee to be consistent with the purpose of the 2004 Incentive Plan. The Compensation Committee will determine the terms and conditions of such other stock-based award, including the consideration to be paid for Common Shares or other securities delivered pursuant to a purchase right granted under such award. The value of such consideration shall not be less than 100% of the fair market value of such shares or other securities as of the date such purchase right is granted.

Change in Control Provisions

The Incentive Plan provides that in the event of a “Change in Control” (as defined in the 2004 Incentive Plan), all stock options and stock appreciation rights will become immediately exercisable, the restrictions applicable to outstanding restricted stock and restricted stock units, other stock grants and other stock-based awards will lapse and become exercisable, and unless otherwise determined by the Compensation Committee, the value of outstanding stock options, stock appreciation rights, restricted stock, restricted stock units, other stock grants and other stock-based awards will be cashed out on the basis of the highest price paid (or offered) during the preceding 60-day period. In addition, outstanding performance awards will be vested and paid out on a prorated basis.

Duration, Termination and Amendment

The 2004 Incentive Plan, if approved by shareholders and the VPSB, will be effective as of February 9, 2004. Unless earlier discontinued or terminated by the Board of Directors, no awards may be granted under the 2004 Incentive Plan after February 7, 2009. The 2004 Incentive Plan permits the Board of Directors to amend, alter, suspend, discontinue or terminate the 2004 Incentive Plan at any time, except that prior shareholder approval will be required for any amendment to the 2004 Incentive Plan that requires shareholder approval under the rules or regulations of the New York Stock Exchange or any securities exchange that are applicable to the Company or that would cause the Company to be unable, under the Internal Revenue Code, to grant Incentive Stock Options under the 2004 Incentive Plan, or that would decrease the grant or exercise price of any option, stock appreciation right, other stock grant or other stock-based award to less than fair market value on the date of grant.

Federal Tax Consequences

The following is a summary of the principal federal income tax consequences generally applicable to awards under the 2004 Incentive Plan.

Stock Options and Stock Appreciation Rights

The grant of an option or stock appreciation right will not result in any taxable income for the recipient. The holder of an Incentive Stock Option generally will not recognize taxable income for regular income tax purposes upon exercising the Incentive Stock Option; however, the amount by which the fair market value of the Common Shares on the exercise date exceeds the exercise price is an adjustment in computing the participant’s alternative minimum tax in the year of exercise. The Company will not be entitled to a tax deduction when an Incentive Stock Option is exercised.

Upon exercising a non-qualified stock option, the optionee must recognize ordinary income equal to the excess of the fair market value of the Common Shares acquired on the date of exercise over the exercise price, and the Company will be entitled at that time to a tax deduction for the same amount. Upon exercising a stock appreciation right, the amount of any cash received and the fair market value on the exercise date of any Common Shares received are taxable to the recipient as ordinary income and deductible by the Company.

The tax consequence to an optionee upon a disposition of shares acquired through the exercise of an option will depend on how long the shares have been held and upon whether such shares were acquired by exercising an Incentive Stock Option or by exercising a non-qualified stock option or stock appreciation right. Generally, there will be no tax consequence to the Company in connection with a disposition of shares acquired under an option, except that the Company may be entitled to a tax deduction in the case of a “disqualifying disposition” of Common Shares acquired under an Incentive Stock Option before the applicable Incentive Stock Option holding periods set forth in the Internal Revenue Code have been satisfied.

Other Awards

With respect to other awards granted under the 2004 Incentive Plan that are payable either in cash or Common Shares that are either transferable or not subject to a substantial risk of forfeiture, the holder of such an award must recognize ordinary income equal to the excess of (a) the case or the fair market value of the Common Shares received (determined as of the date of such receipt) over (b) the amount (if any) paid for such Common Shares by the holder of the award, and the Company will be entitled at that time to a deduction for the same amount. With respect to an award that is payable in Common Shares that are restricted as to transferability and subject to a substantial risk of forfeiture, unless a special election is made pursuant to the Internal Revenue Code, the holder of the award must recognize ordinary income equal to the excess of (i) the fair market value of the Common Shares received (determined as of the first time the shares become transferable or not subject to a substantial risk of forfeiture, whichever occurs earlier) over (ii) the amount (if any) paid for such Common Shares by the holder, and the Company will be entitled at that time to a tax deduction for the same amount.

Satisfaction of Tax Obligations

Under the 2004 Incentive Plan, the Compensation Committee may permit participants receiving or exercising awards, subject to the discretion of the Compensation Committee and upon such terms and conditions as it may impose, to surrender Common Shares (either shares received upon the receipt or exercise of the award or shares previously owned by the participant) to the Company to satisfy federal and state tax obligations. In addition, the Compensation Committee may grant, subject to its discretion, a cash bonus to a participant in order to provide funds to pay all or a portion of federal and state taxes due as a result of the exercise or receipt of (or lapse of restrictions relating to) an award. The amount of any such bonus will be taxable to the participant as ordinary income, and the Company will have a corresponding deduction equal to such amount (subject to the usual rules concerning reasonable compensation).

Section 162(m) Requirements

Section 162(m) of the Internal Revenue Code places a $1,000,000 annual limit on the compensation deductible by the Company paid to certain of its executives. The limit, however, does not apply to “qualified performance-based compensation.” The Company believes that awards of stock options and stock appreciation rights under the 2004 Incentive Plan will qualify for the exception for performance-based compensation.

New Plan Benefits

Because awards under the 2004 Incentive Plan are discretionary, the Company cannot determine the individuals who will be selected to participate in the 2004 Incentive Plan or the type or size of awards that will be made.

The Board of Directors recommends that the shareholders approve the proposed 2004 Stock Incentive Plan. The persons named in the accompanying Proxy intend to vote the Proxies held by them in favor of such proposal, unless otherwise directed. Adoption of the 2004 Incentive Plan requires the affirmative vote of a majority of the votes cast on the proposal, provided that the total votes cast on the proposal represents over 50% in interest of all securities entitled to vote on the proposal.

The Board of Directors Unanimously Recommends

That You Vote “FOR” the Proposed 2004 Stock Incentive Plan.

SUBMISSION OF SHAREHOLDER PROPOSALS

Proposals of shareholders intended to be presented at the 2005 Annual Meeting scheduled to be held on May 19, 2005, must be received by the Company by November 26, 2004 for inclusion in the Company’s proxy statement and proxy relating to that meeting. Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with regulations governing the solicitation of proxies.

In order for a shareholder to nominate a candidate for Director, under the Company’s bylaws timely notice of the nomination must be received by the Company in advance of the meeting. Ordinarily, such notice must be received not less than 120 nor more than 150 days before the first anniversary of the date of the Company’s proxy statement in connection with the last annual meeting, i.e., between October 27, 2004 and November 26, 2004 for the 2005 Annual Meeting. The shareholder filing the notice of nomination must include:

•	as to the shareholder giving the notice:

•	the name and address of such shareholder, as they appear on the Company’s stock transfer books;

•	a representation that such shareholder is a shareholder of record and intends to appear in person or by proxy at such meeting to nominate the person or persons specified in the notice;

•	the class and number of shares of stock of the Company beneficially owned by such shareholder; and

•	a description of all arrangements or understandings between such shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such shareholder; and

•	as to each person whom the shareholder proposes to nominate for election as a director:

•	the name, age, business address and, if known, residence address of such person;

•	the principal occupation or employment of such person;

•	the class and number of shares of stock of the Company that are beneficially owned by such person;

•	any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required by the rules and regulations of the Securities and Exchange Commission promulgated under the Securities Exchange Act of 1934; and

•	the written consent of such person to be named in the proxy statement as a nominee and to serve as a director if elected.

In order for a shareholder to bring other business before a shareholder meeting, timely notice must be received by the Company within the time limits described above. Such notice must include:

•	the information described above with respect to the shareholder proposing such business;

•	a brief description of the business desired to be brought before the annual meeting, including the complete text of any resolutions to be presented at the annual meeting, and the reasons for conducting such business at the annual meeting; and

•	any material interest of such shareholder in such business.

These requirements are separate from the requirements a shareholder must meet to have a proposal included in the Company’s proxy statement. Pursuant to regulations issued by the Securities and Exchange Commission, to be considered for inclusion in the Company’s proxy statement for presentation at the 2005 annual meeting of shareholders, all shareholder proposals must be received by the Company on or before the close of business on November 26, 2004. If a shareholder notifies the Company after November 26, 2004 of an intent to present a proposal at the 2005 annual meeting of shareholders, the Company will have the right to exercise its discretionary voting authority with respect to such proposal without including information regarding such proposal in its proxy materials.

In each case the notice must be given by personal delivery or by United States certified mail, postage prepaid, to the Secretary of the Company, whose address is Green Mountain Power Corporation, 163 Acorn Lane, Colchester, Vermont 05446. The amended bylaws are available on the Company’s Internet website at www.greenmountainpower.biz: Who We Are, Investors, Corporate Governance. Any shareholder desiring a copy of the Company’s bylaws will be furnished one without charge upon written request to the Secretary. A copy of the amended bylaws is filed as an exhibit to the Company’s Current Report on Form 8-K, dated December 8, 2003, and is available at the Securities and Exchange Commission Internet website (www.sec.gov).

OTHER BUSINESS

The Board of Directors knows of no other matters for consideration at the meeting. If any other business should properly arise, the persons appointed in the enclosed proxy have discretionary authority to vote in accordance with their best judgment.

By Order of the Board of Directors

Donald J. Rendall, Jr.
Secretary

PLEASE VOTE – YOUR VOTE IS IMPORTANT

Appendix A

AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

GREEN MOUNTAIN POWER CORPORATION

SECTION 1

NAME, PRINCIPAL OFFICE AND DURATION

SECTION 1.01. The name of this corporation is Green Mountain Power Corporation. It is a corporation organized for profit and has its principal office in the Town of Colchester, Vermont. The period of its duration is perpetual.

SECTION 2

THE PURPOSES OF THE CORPORATION

SECTION 2.01. The corporation is organized for the purposes of doing in the State of Vermont any and all of the things herein set forth, viz: To generate, produce, buy or in any manner acquire, and to sell, dispose of and distribute electricity for light, heat, power and other purposes and to carry on the business of furnishing, supplying, manufacturing and vending, light, heat and power, and further to manufacture, sell, produce or otherwise acquire, and to supply for public use, gas for light, heat or power, and further to construct, develop, improve, acquire, hold, own, lease, maintain and operate plants, facilities, water powers and other works for the manufacture, generation, production, accumulation, transmission and distribution of electric energy for light, heat, power and other purposes, and to exercise rights of condemnation and eminent domain in connection with the doing of its business, objects and purposes as herein set forth so far as may be permissible by law; and to do, within the State of Vermont or elsewhere, any and all such other acts and things and engage in any lawful business as are permitted to be done by a corporation organized under the Vermont Business Corporation Act of the State of Vermont.

SECTION 3

AUTHORIZED CAPITAL STOCK

SECTION 3.01. The number of authorized shares of capital stock of Green Mountain Power Corporation is 442,430 shares of Preferred Stock of the par value of one hundred dollars ($100) per share; 50,000 shares of Preference Stock of the par value of one hundred dollars ($100) per share; and 10,000,000 shares of Common Stock of the par value of three dollars thirty-three and one-third cents ($3.33 1/3) per share.

SECTION 4

DEFINITIONS

SECTION 4.01. The term “Preferred Stock” shall mean any class of Preferred Stock described in or created pursuant to Section 5 and any other class of stock with respect to which dividends and amounts payable upon liquidation, dissolution or winding up of the Corporation shall be payable on a parity with the amounts thereof in respect of such Preferred Stock, notwithstanding that any such other class of Preferred Stock, may have a dividend rate, redemption prices, amounts payable thereon upon liquidation, dissolution or winding up, sinking or purchase fund, voting rights and other terms and provisions varying from those described in Section 5.

SECTION 4.02. The term “Junior Stock” shall mean the Common Stock and stock of any other class ranking junior to the Preferred Stock in respect of dividends and amounts payable upon any liquidation, dissolution or winding up of the Corporation.

SECTION 5

PREFERRED STOCK

SECTION 5.01. Shares of Preferred Stock may be issued in one or more classes or series. Subject to applicable laws, the Board of Directors of the Corporation may determine the preferences, limitations and relative rights of any classes or series of Preferred Stock before the issuance of any shares of that class or series. Such determination may include, without limitation, provisions with respect to voting rights (including rights with respect to any transaction of a specified nature), redemption, exchangeability, convertibility, dividends and other distributions and preference on dissolution or otherwise. Each class or series shall be appropriately designated by a distinguishing designation prior to the issuance of any shares thereof. The Preferred Stock of each series shall have preferences, limitations and relative rights identical with those of other shares of the same series and, except to the extent otherwise provided in the description of the series, with those of shares of other series of the same class. In order for the Board of Directors to establish a class or series of Preferred Stock they shall adopt a resolution setting forth the designation of the class or series and fixing and determining the relative rights and preferences thereof to the extent that such relative rights and preferences are not established by these Articles of Incorporation. Prior to the issue of any shares of any class or series of Preferred Stock there shall be filed in the office of the Secretary of State of the State of Vermont such statement as is required by law and upon filing of such statement by said Secretary of State the resolution establishing and designating the class or series of Preferred Stock and fixing and determining the relative rights and preferences thereof shall become effective and shall constitute an amendment of these Articles of Incorporation.

SECTION 6

PREFERENCE STOCK

SECTION 6.01 Of the authorized stock of the Corporation there shall be a class, to consist of 50,000 shares, designated as “Preference Stock”, which may be divided into and issued in classes or series, which shall rank junior to the Preferred Stock in respect of dividends and amounts payable upon any dissolution, liquidation, or winding up of the Corporation, shall be “Junior Stock” within the meaning of Section 4.02, and which shall otherwise have the terms and provisions hereinafter in this Section 6.01 set forth or provided for.

(a) Designation. Each class or series of such Preference Stock shall be so designated, in the manner hereinafter provided, as to distinguish the shares thereof from the shares of all other series and classes.

(b) Dividend Rights. Dividends in full shall not be paid or set apart for payment on any class or series of Preference Stock for any dividend period unless dividends in full have been or are contemporaneously paid or set apart for payment on all outstanding shares of all classes or series of Preference Stock for such dividend period and for all prior dividend periods. When the specified dividends are not paid in full on all classes or series of Preference Stock, the shares of each class or series of Preference Stock shall share ratably in the payment of dividends, including accumulations, if any, in accordance with the sums which would be payable on said shares if all dividends were paid in full. So long as any shares of Preference Stock are outstanding, no dividends shall be declared or paid or set apart for, nor any other distribution made in respect of, the shares of Common Stock (other than dividends or distributions payable in shares of Common Stock), nor any sums applied to the purchase, redemption or other retirement of Common Stock (other than in exchange for or from the proceeds of sale of other shares of Common Stock), unless full dividends on all shares of Preference Stock of all issues outstanding, and on all outstanding stock of any class or series ranking as to dividends prior to the Preference Stock, for all past quarterly dividend periods shall have been paid or declared and a sum sufficient for the payment thereof set apart and the full dividend for the then current quarterly dividend period shall have been or concurrently shall be declared. The amount of any deficiency for past dividend periods may be paid or declared and set apart at any time without reference to any quarterly dividend payment date. Unpaid accrued dividends on the Preference Stock shall not bear interest.

(c) Liquidation Rights. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of each class or series of Preference Stock shall be entitled to receive, for each share thereof, such amount as shall be provided for shares of such class or series in the manner hereinafter set forth, before any distribution of the assets shall be made to the holders of shares of Common Stock; but the holders of Preference Stock shall be entitled to no further participation in such distribution. A consolidation or merger of the Corporation with or into any other corporation or a statutory share exchange for the shares of any other corporation or the sale, conveyance, exchange, or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation, or any purchase or redemption of stock of the Corporation of any class or series of

Preference Stock (or of any class ranking as to dividends prior to the Preference Stock) shall not be deemed a dissolution, liquidation, or winding up of the Corporation within the meaning of this paragraph (c).

(d) Voting Rights. The holders of Preference Stock shall not be entitled to vote except (i) as provided in paragraph (e) of this Section 6.01, and (ii) as may from time to time be required by the laws of the State of Vermont. No consent of any of the holders of any class or series of Preference Stock specified in subparagraph (i) of this paragraph (d) shall be required, if provision is made for the redemption of all shares of such class or series of Preference Stock at the time outstanding, or provision is made that the proposed action shall not be effective unless provision is made for the purchase, redemption or other retirement of all shares of such class or series of Preference Stock at the time outstanding.

(e) Restrictions on Corporate Action. So long as any Preference Stock is outstanding, the Corporation shall not, without the consent (given in writing without a meeting or by vote in person or by proxy at a meeting called for the purpose) of the holders of at least two-thirds of the aggregate number of shares of all classes and series of Preference Stock entitled to vote thereon, (i) create or authorize any shares of any class of stock ranking as to dividends or assets prior to the Preference Stock, except Preferred Stock, or any obligation or security convertible into stock ranking as to dividends or assets prior to the Preference Stock, except Preferred Stock, or (ii) amend, change, or repeal any of the express terms of the Preference Stock outstanding in any manner adverse to the holders thereof, except that if such amendment change, or repeal is adverse to the holders of less than all series of Preference Stock, the consent of only the holders of two-thirds of the aggregate number of shares of the series thereof entitled to vote thereon and so affected shall be required.

(f) Other Rights and Preferences. All shares of Preference Stock shall be identical except that there may be variations between different classes or series of Preference Stock with respect to (1) the rate of dividend; (2) whether shares may be redeemed and, if so, the redemption price and the terms and conditions of redemption; (3) the amount payable upon shares in event of voluntary or involuntary liquidation; (4) sinking fund provisions, if any, for the redemption or purchase of shares; and (5) the terms and conditions, if any, on which shares may be converted. The Board of Directors shall have authority, within the limitations set forth herein and imposed by law, to fix and determine the relative rights and preferences of the shares of any series established by the Board of Directors to the extent that such relative rights and preferences are not established by these Articles of Incorporation.

(g) Procedure for Establishment of Class or Series of Preference Stock. In order for the Board of Directors to establish a class or series of Preference Stock they shall adopt a resolution setting forth the designation of the class or series and fixing and determining the relative rights and preferences thereof to the extent that such relative rights and preferences are not established by these Articles of Incorporation. Prior to the issue of any shares of any class or series of Preference Stock there shall be filed in the office of the Secretary of State of the State of Vermont such statement as is required by law and upon filing of such statement by said Secretary of State the resolution establishing and designating the class or series of Preference Stock and fixing and determining the relative rights and preferences thereof shall become effective and shall constitute an amendment of these Articles of Incorporation.

SECTION 7

MISCELLANEOUS

SECTION 7.01. Subject to the voting rights expressly conferred upon the Preferred Stock in accordance with Section 5 and upon the Preference Stock by Section 6 and the voting rights of any class of Junior Stock (other than Common Stock) outstanding, the holders of Common Stock shall exclusively possess full voting rights for the election of directors and for all other purposes. Each holder of record of shares of any class or series of stock entitled to vote at any meeting of shareholders, or of holders of any class or series of stock, shall, as to all matters in respect of which such stock has voting power, be entitled to one vote for each share of such stock held and owned by him, as shown by the stock books of the Corporation, and may cast such vote in person or by proxy.

Except as herein expressly provided, or mandatorily provided by the laws of the State of Vermont, a quorum of any one or more classes or series of stock entitled to vote as a class at any meeting shall consist of a majority of the outstanding shares of such classes or series, as the case may be. If a quorum exists, action on a matter (other than the election of directors) is approved if the votes cast favoring the action exceed the votes cast opposing the action. Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

No holders of any class or series of stock shall be entitled to receive notice of any meeting of holders of any other class or series of stock at which they are not entitled to vote.

SECTION 7.02. Pre-emptive Rights. No holder of any stock, or of rights or options to purchase stock, of the Corporation of any class, now or hereafter authorized, shall have any preferential or preemptive right to purchase or subscribe for any part of any stock of the Corporation, now or hereafter authorized, or any bonds, certificates of indebtedness, debentures, options, warrants or other securities convertible into or evidencing the right to purchase stock of the Corporation, but any such stock or securities convertible into or evidencing the right to purchase stock may at any time be issued and disposed of by the Board of Directors to such purchasers, in such manner, for such lawful consideration and upon such terms as the Board of Directors may, in its discretion, determine without offering any thereof on the same terms or on any terms to all or any shareholders, as such, of the Corporation.

SECTION 7.03. Scrip Certificates. No certificates for fractional shares of any class of stock shall be issued. In lieu thereof scrip certificates may be issued by the Corporation representing rights to such fractional shares and exchangeable, when accompanied by other certificates in such amount as to represent in the aggregate one or more full shares of stock, for certificates for full shares of stock. The holders of scrip certificates will not be entitled to any rights as shareholders of the Corporation until the scrip certificates are so exchanged. Such scrip certificates may, at the election of the Board of Directors of the Corporation, be in bearer form, shall be non-dividend bearing, non-voting and shall have such expiration date as the Board of Directors of the Corporation shall determine at the time of the authorization or issuance of such scrip certificates.

SECTION 7.04. Amendments of Articles of Incorporation. Unless otherwise required by law and subject to the rights of any class of stock hereafter created, these Articles may—

(a) without any vote or consent of holders of Preferred Stock or Preference Stock, be amended to increase the maximum number of authorized shares of Preferred Stock or Preference Stock and to create and authorize a number of shares of one or more different classes or series of Preferred Stock or Preference Stock with terms and provisions permitted by Section 5.01 or Section 6, as applicable; or

(b) without any vote or consent of holders of Preferred Stock or Preference Stock except as required by the laws of the State of Vermont, be amended in any other respect.

The provisions of these Articles, except as expressly otherwise provided, may be amended or altered by a vote of the holders of a majority of the Common Stock of the Corporation then issued, outstanding and entitled to vote, unless a greater proportion thereof is required by law, in which case such greater proportion will control.

SECTION 7.05. Prevention of Certain Repurchases of Common Stock.

(A) Neither the Corporation nor any Subsidiary (as defined in Section 7.06) shall make any purchase or other acquisition, directly or indirectly, in one or more transactions, of any share of Common Stock of the Corporation known by the Corporation to be beneficially owned by any Related Person (as defined in Section 7.06), who has beneficially owned such shares for less than two years prior to the date of such purchase or acquisition, at a price that is greater than the Fair Market Value (as defined in Section 7.06), except as hereinafter expressly provided, unless such purchase or other acquisition is approved by the affirmative vote of the greater of (i) the holders of at least eighty percent (80%) of the outstanding Common Stock of the Corporation, and (ii) the holders of the sum of (a) the number of shares of Common Stock of the Corporation then beneficially owned by such Related Person, plus (b) a majority of the Common Stock of the Corporation not owned by such Related Person. The approval requirements set forth in the preceding sentence must be complied with notwithstanding the fact that no vote may be required or that a lesser percentage may be specified by law or any agreement with any national securities exchange, or otherwise, but compliance with the approval requirements set forth in the preceding sentence shall not be required with respect to any purchase or any other acquisition by the Corporation or any Subsidiary of Common Stock (1) as a part of a tender or exchange offer made on the same terms to all holders of Common Stock or to all holders of less than 100 shares of the Common Stock in compliance with the applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, (2) as part of an open-market purchase program approved by a majority of the Continuing Directors, or (3) from any employee benefit plan of the Corporation.

(B) In addition to any affirmative vote otherwise required by law or the Articles of Incorporation or Bylaws of the Corporation, the affirmative vote of the greater of (1) the holders of at least eighty percent (80%) of the outstanding Common Stock of the Corporation, and (2) the holders of the sum of the number of shares of Common Stock of the Corporation owned by all Related Persons plus a majority of the Common Stock of the Corporation not owned by any Related Person shall be required to alter, amend or repeal this Section 7.05; provided, however, that such affirmative vote shall not be required for any alteration, amendment or repeal recommended by a majority of the Continuing Directors (as defined in Section 7.06).

SECTION 7.06 Mergers and Certain Other Business Combinations.

(A) As used in this Section 7.06 or as otherwise expressly indicated in these Articles of Incorporation, the following definitions shall apply:

1. An “Affiliate” of a Person, or a Person “Affiliated” with a specified Person, is a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified. For purposes of this definition, the term “control” (including the terms “controlling”, “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

2. The term “Associate” when used to indicate a relationship with any Person shall mean (a) any corporation or organization of which such Person is an officer or partner or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of equity securities; (b) any trust or other estate in which such person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity; and (c) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person or who is a director, officer, partner or direct or indirect beneficial owner of ten percent (10%) or more of any class of equity securities of any corporation or organization referred to in clause (a) above.

3. The term “Announcement Date” shall mean the date of the first public announcement of a proposed Business Combination.

4. A Person shall be a “beneficial owner” of any Common Stock of the Corporation (a) which such Person or any of its Affiliates or Associates beneficially owns, directly or indirectly; (b) which such Person or any of its Affiliates or Associates has, directly or indirectly, (i) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time) pursuant to any agreement, arrangement or understanding, or pursuant to the power to revoke, or the automatic termination of any trust, discretionary account or similar arrangement, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding; or (c) of which such Person or any of its Affiliates or Associates has the right to dispose, or to direct the disposition. For the purpose of determining whether a Person or group of Persons is a Related Person, the number of shares of Common Stock of the Corporation deemed to be outstanding shall include shares deemed beneficially owned by such Person or group of Persons through application of this paragraph, but shall not include any other shares of Common Stock of the Corporation that may be issuable pursuant to any agreement, arrangement or understanding or upon exercise of conversion rights, warrants or options, or otherwise.

5. The term “Business Combination” shall mean (a) any merger or consolidation or statutory share exchange of the Corporation or any Subsidiary with (i) any Related Person or (ii) any other Person or group of Persons (whether or not constituting a Related Person) which is or after such merger or consolidation or share exchange would be a Related Person or Affiliate or Associate of a Related Person, irrespective of whether the Corporation or any Subsidiary is the surviving entity; or (b) any of the following transactions (in one transaction or a series of transactions) with, to or for the benefit of any Related Person and involving the acquisition of assets or securities, or involving any commitments, of the Corporation or any Subsidiary by or for the benefit of any Related Person or any Affiliate or Associate of any Related Person: any sale, lease, exchange, mortgage, pledge, transfer or other disposition (other than a mortgage or pledge not made to avoid the requirements of this Section), investment, loan, advance, guarantee, agreement to purchase, agreement to pay, extension of credit, joint-venture participation or other arrangement having an aggregate Fair Market Value and/or involving aggregate commitments of $5,000,000 or more or constituting more than five percent (5%) of the book value of the total assets (in the case of transactions involving assets or commitments other than Common Stock of the Corporation) or five percent (5%) of the shareholders’ equity (in the case of transactions in Common Stock of the Corporation) of the entity in question (the “Substantial Part”), as reflected in the most recent fiscal year-end consolidated balance sheet of such entity existing at the time the shareholders of the Corporation would be required to approve or authorize pursuant to Section 7.06(B) the Business Combination involving the assets, securities and/or commitments constituting any Substantial Part; or (c) the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of related transactions) of any securities of the Corporation or any Subsidiary to any Related Person or any Affiliate or Associate thereof (other than an issuance or transfer of securities which is effected on a pro rata basis to all shareholders of the Corporation or any such Subsidiary); or (d) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of, or voted for or consented to by, a Related Person or Affiliate or Associate thereof; or (e) any of the following actions that has the effect, directly or indirectly, of increasing the proportionate share of Common Stock of the Corporation or of any equity securities of a Subsidiary that is beneficially owned by any Related Person or any Affiliate or Associate of any Related Person: any reclassification of the securities (including any reverse stock split) or recapitalization or reorganization of the Corporation, or any merger or consolidation of the Corporation with or into or any statutory share exchange for the shares of any of its Subsidiaries or any other transaction (whether or not with a Related Person or any Affiliate or Associate thereof) or (f) any other transaction or series of transactions that is similar in purpose or effect to, or any agreement, contract or other arrangement providing for any one or more of, the actions specified in the foregoing clauses (a) through (e).

6. The term “Continuing Director” means any member of the Board of Directors, while such person is a member of the Board of Directors, who (a) is not a Related Person or an Affiliate or Associate of a Related Person and (b) was a member of the Board of Directors prior to the time that a Related Person became a Related Person. “Continuing Director” shall include any successor of a Continuing Director as defined in the preceding sentence, while such successor is a member of the Board of Directors, who is recommended or elected to succeed the predecessor Continuing Director by a majority of Continuing Directors then in office.

7. The term “Determination Date” shall mean the date on which a Related Person becomes a Related Person.

8. The term “Fair Market Value” means (a) in the case of cash, the amount of such cash; (b) in the case of Common Stock of the Corporation or other stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for the New York Stock Exchange Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, on which such stock is listed, or if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc., Automated Quotations System, or any similar system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Continuing Directors in good faith; and (c) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined in good faith by a majority of the Continuing Directors.

9. The term “Person” shall mean any individual, firm, corporation, unincorporated association or other entity of any kind.

10. The term “Related Person” shall mean (a) any Person or any Affiliate or Associate thereof (other than the Corporation or any Subsidiary and other than any profit-sharing, employee stock ownership or other employee benefit plan of the Corporation or any Subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity) who (i) is the beneficial owner of five percent (5%) or more of the then-outstanding shares of Common Stock of the Corporation (any such five percent (5%) or more ownership to be hereinafter referred to as a “Five Percent Interest”); or (ii) is an Affiliate or Associate of the Corporation and at any time within the five-year period immediately prior to the date in question was the beneficial owner of a Five Percent Interest; or (iii) is an assignee of or has otherwise succeeded to any shares of Common Stock of the Corporation which were at any time within five years prior to the date in question beneficially owned by any Related Person as described in the preceding subsections (i) and (ii), and such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933, as amended; and (b) any group of two or more persons who (i) through any agreement, arrangement or understanding, act together for the purpose of acquiring, holding, voting or disposing of Common Stock of the Corporation, and (ii) otherwise constitute, in the aggregate, a Related Person as described in the preceding clause (a). Any group within the meaning of clause (b) of the preceding sentence shall be deemed to have acquired beneficial ownership of all Common Stock of the Corporation beneficially owned by any Person who is a member of such group.

11. The term “Subsidiary” means any corporation of which a majority of the outstanding securities representing the right generally to vote for the election of directors is owned by the Corporation and/or one or more of the Corporation’s other Subsidiaries.

12. In the event of any Business Combination in which the Corporation survives, the phrase “consideration other than cash to be received” as used in subsection (C)(1) of Section 7.06 includes the shares of Common Stock of the Corporation and/or the shares of any other class or series of capital stock of the Corporation retained by the holders of such shares.

(B) Unless a Business Combination shall have been approved by a majority of the Continuing Directors (whether such approval is made prior to or subsequent to the acquisition of beneficial ownership of the Common Stock of the Corporation that caused a Related Person to become a Related Person), then, in addition to any affirmative vote required by law or the Articles of Incorporation or the Bylaws of the Corporation, a Business Combination shall require the affirmative vote of not less than eighty percent (80%) of the Common Stock of the Corporation then issued and outstanding. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage or separate class vote may be specified, by law or in any agreement with any national securities exchange or otherwise.

(C) In addition to the voting requirements set forth in subsection (B) above, unless a Business Combination shall have been approved by a majority of the Continuing Directors, a Business Combination shall require that all of the following conditions be met with respect to the Common Stock of the Corporation, whether or not the Related Person has previously acquired beneficial ownership of any shares of the Common Stock of the Corporation:

1. The aggregate amount of cash and the Fair Market Value, as of the date of the consummation of the Business Combination, of consideration other than cash to be received per share by the holders of Common Stock of the Corporation in connection with such Business Combination shall be at least equal to the highest amount determined under clauses (a), (b), (c), (d) and (e) below:

(a) the highest per-share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by or on behalf of the Related Person for any share of Common Stock of the Corporation in connection with the acquisition by the Related Person or beneficial ownership of any of its holdings of Common Stock of the Corporation;

(b) the Fair Market Value per share of Common Stock of the Corporation on the Announcement Date or on the Determination Date, whichever is higher;

(c) the price per share equal to the Fair Market Value per share of Common Stock of the Corporation determined pursuant to the immediately preceding clause (b), multiplied by the ratio of (x) the highest per-share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by or on behalf of the Related Person for any share of Common Stock of the Corporation in connection with the acquisition by the Related Person of beneficial ownership of any of its holdings of Common Stock of the Corporation to (y) the Fair Market Value per share of Common Stock of the Corporation immediately prior to the initial acquisition of any share of Common Stock of the Corporation by such Related Person (as determined by a majority of the Continuing Directors);

(d) the Company’s earnings per share of Common Stock of the Corporation for the four full consecutive fiscal quarters as reported in the most recent consolidated financial statements of the Corporation contained in the Corporation’s most recent annual report or quarterly reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, immediately preceding the Announcement Date, multiplied by the higher of the then-price/earnings multiple (if any) of such Related Person or the highest price/earnings multiple of the Corporation within the two-year period immediately preceding the Announcement Date (such price/earnings multiples being determined as customarily computed and reported in the financial community); and

(e) the per-share book value of the Common Stock as derived from the most recent consolidated financial statements of the Corporation contained in the Corporation’s most recent annual or quarterly report filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.

2. The consideration to be received by the holders of the Common Stock of the Corporation in a Business Combination shall be (a) in cash or (b) if the shares of the Common Stock of the Corporation beneficially owned by the Related Person shall have been acquired for a consideration in a form other than cash, in the same form and of the same kind as the consideration used to acquire the largest number of shares of the Common Stock of the Corporation previously acquired and beneficially owned by the Related Person.

3. After the Determination Date and prior to the consummation of such Business Combination:

(a) except as approved by a majority of the Continuing Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) payable in accordance with the terms of any outstanding capital stock of the Corporation;

(b) there shall have been no reduction in the annual rate of dividends paid on the Common Stock of the Corporation, except as approved by a majority of the Continuing Directors;

(c) there shall have been an increase in the annual rate of dividends paid on the Common Stock of the Corporation as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction that has the effect of reducing the number of outstanding shares of Common Stock of the Corporation, unless the failure so to increase such annual rate is approved by a majority of the Continuing Directors;

(d) the Related Person shall not have become the beneficial owner of any additional shares of Common Stock of the Corporation except as part of the transaction that results in such Related Person becoming a Related Person and except in a transaction that would not result in any increase in the Related Person’s percentage of Common Stock of the Corporation; and

(e) the Related Person shall have taken steps to ensure that the Corporation’s Board of Directors includes at all times representation by Continuing Directors proportionate to the ratio that the Common Stock of the Corporation which from time to time is owned by persons other than the Related Person bears to all Common Stock of the Corporation outstanding at such respective times (with a Continuing Director to occupy any resulting fractional board position).

4. A proxy or information statement complying with the requirements of the Securities Exchange Act of 1934, as amended, or any successor thereto, shall have been mailed to all shareholders of the Corporation at least 45 days prior to the consummation of the Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to the Exchange Act or successor provisions) unless such requirement for a proxy statement is waived by the vote of a majority of the Continuing Directors. The proxy statement shall contain:

(a) at the front thereof, in a prominent place, any recommendations as to the advisability (or inadvisability) of the Business Combination which the Continuing Directors, or any of them, may have furnished in writing: and

(b) if deemed advisable by a majority of the Continuing Directors, an opinion of a reputable investment banking firm as to the fairness (or lack of fairness) of the terms of such Business Combination, from the point of view of the holders of the Corporation’s Common Stock other than any Related Person (such investment banking firm to be selected by a majority of the Continuing Directors, to be a firm which has not previously been associated with or rendered services to or acted as manager of an underwriting or as an agent for a Related Person, to be furnished with all information it reasonably requests and to be paid a reasonable fee for its services by the Corporation relating to such opinion).

5. After such Related Person has acquired ownership of not less than five percent (5%) of such outstanding shares of any class or series of Common Stock of the Corporation and prior to the consummation of such Business Combination, and unless approved by a majority of the Continuing Directors, such Related Person shall not have:

(a) received the benefit, directly or indirectly (except proportionately as a shareholder) of any loans, advances, guarantees, pledges or other financial assistance provided by the Corporation, or tax credits or other tax advantages attributable to the Corporation or its activities and provided by law;

(b) made any material change in the Corporation’s business or equity capital structure or entered into any contract, arrangement or understanding with the Corporation, or

(c) used any asset of the Corporation as collateral, or compensating balances, directly or indirectly, for any obligation of such Related Person.

(D) A majority of the Continuing Directors shall have the power and duty to determine for the purposes of Sections 7.05, 7.06 and 7.07, on the basis of information known to them after reasonable inquiry, (1) whether a Person is a Related Person, (2) the number of shares of Common Stock of the Corporation or other securities beneficially owned by any Person, (3) whether a Person is an Affiliate or Associate of another, (4) whether the assets that are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $5,000,000 or more, (5) whether the assets or securities that are the subject of any Business Combination constitute a Substantial Part, (6) whether a Person has an agreement, arrangement or understanding with another as to the matters referred to in subsection (C) of this Section 7.06, (7) whether two or more Persons constitute a group as referred to in subsection (A)(11) of this Section 7.06; (8) whether a mortgage or pledge is not made to avoid the requirements of subsection (A)(5) of this Section 7.06, and (9) any other matters with respect to which a determination is required under Sections 7.05, 7.06 and 7.07. Any such determination made in good faith shall be binding and conclusive on all parties.

(E) Nothing contained in this Section 7.06 shall be construed to relieve any Related Person from any fiduciary obligations imposed by law.

(F) The fact that any Business Combination complies with the provisions of this Section 7.06 shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board of Directors, or any member thereof, to approve such Business Combination or to recommend its adoption or approval to the shareholders of the Corporation, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board of Directors, or any member thereof, with respect to evaluations of any actions and response taken with respect to such Business Combination.

(G) All references herein to the price of, Fair Market Value of, or dividends paid on Common Stock of the Corporation shall refer to such price, Fair Market Value or dividends as adjusted for any subsequent stock splits, stock dividend, subdivision or reclassification with respect to the Common Stock of the Corporation.

(H) A Business Combination shall be subject to the requirements of this Section notwithstanding the fact that at any time no Continuing Director may be a member of the Board of Directors.

(I) In addition to any affirmative vote otherwise required by law or by the Articles of Incorporation or Bylaws of the Corporation, the affirmative vote of the holders of at least eighty percent (80%) of the Common Stock of the Corporation then issued and outstanding shall be required to alter, amend or repeal this Section 7.06; provided, however, that such eighty percent (80%) affirmative vote shall not be required for any alteration, amendment, or repeal recommended by a majority of the Continuing Directors.

SECTION 7.07. Factors to be Considered in Connection with Proposals for Mergers and Certain Other Business Combination. The Board of Directors, in evaluating any proposal by another party to (a) make a tender or exchange offer for any securities of the Corporation, or (b) effect a Business Combination (as defined in Section 7.06), whether with or by a Related Person (as defined in Section 7.06) or otherwise, shall, in connection with the exercise of its judgment as to what is in the best interest of the Corporation and its shareholders, give due consideration to the following:

(A) the consideration to be received by the Corporation for its shareholders in connection with such transaction in relation not only to the then-current market price for the outstanding Common Stock of the Corporation, but also to the market price for the Common Stock of the Corporation over a period of years, the estimated price that might be achieved in a negotiated sale of the Corporation as a whole or in part through orderly liquidation, the premiums over market price for the securities of other corporations in similar transactions, current political, economic and other factors bearing on securities prices and the Corporation’s financial condition, future prospects and future value as an independent corporation;

(B) the character, integrity and business philosophy of the other party or parties to the transactions and the management of such party or parties;

(C) the business and financial conditions and earnings prospects of the other party or parties to the transactions, including, but not limited to, debt service and other existing or likely financial obligations of such party or parties, the intention of the other party or parties to the transaction regarding the use of the assets of the Corporation to finance the acquisition and the possible effect of such conditions upon the Corporation and its Subsidiaries and the other elements of the communities in which the Corporation and its Subsidiaries operate or are located;

(D) the projected social, legal and economic effects of the proposed action or transaction upon the Corporation or its Subsidiaries, its employees, suppliers, customers and others in similar relationships with the Corporation, and upon the communities in which the Corporation and its Subsidiaries do business;

(E) the general desirability of the continuance of the Corporation as an independent entity; and

(F) such other factors as the Continuing Directors (as defined in Section 7.06) may deem relevant.

In addition to any affirmative vote otherwise required by law or the Articles of Incorporation or Bylaws of the Corporation, the affirmative vote of the holders of at least eighty percent (80%) of the Common Stock of the Corporation then issued and outstanding shall be required to alter, amend or repeal this Section 7.07: provided, however, that such eighty percent (80%) affirmative vote shall not be required for any alteration, amendment, or repeal recommended by a majority of the Continuing Directors (as defined in Section 7.06).

SECTION 8

SECTION 8.01. The payment of dividends upon the Common Stock of the Corporation shall be made only from earned surplus accruing subsequent to December 31, 1949.

SECTION 9

SECTION 9.01. The Board of Directors of the Corporation is authorized to issue from time to time all or any part of the capital stock of the Corporation authorized by these Amended and Restated Articles of Incorporation, for such lawful consideration as may be determined by the Board of Directors.

SECTION 10

SECTION 10.01. If any provisions of these Amended and Restated Articles of Incorporation is held invalid, the remainder of said articles shall not be affected thereby.

SECITON 11

SECTION 11.01 The Board of Directors shall consist of such number of individuals as shall be specified in or fixed in accordance with the bylaws of the Corporation. Directors may be removed only for cause.

SECTION 11.02 If any vacancies occur on the Board of Directors by reason of (i) the death of any director, (ii) the resignation of any director, or (iii) the retirement or removal from office of any director, all the directors then in office, although less than a quorum may by a majority vote of the directors in office choose a successor or successors. Unless sooner displaced, the directors so chosen shall hold office until the election of their successors at the next annual meeting of shareholders. If the directors remaining in office after the occurrence of a vacancy shall be unable by a majority vote of the directors in office to fill such vacancy within thirty (30) days of the occurrence thereof, the president or the secretary may call a special meeting of the shareholders at which such vacancy shall be filled. Any directorship to be filled by reason of an increase in the number of directors shall be filled at a special meeting of shareholders called for that purpose or in the event no such special meeting is so called, then at the next annual meeting.

SECTION 12

SECTION 12.01. These Amended and Restated Articles of Incorporation supersede the Restated Articles of Association and all amendments thereto.

Dated at Colchester, Vermont, this          day of             , 2004.

President

Secretary

Appendix B

GREEN MOUNTAIN POWER CORPORATION

2004 STOCK INCENTIVE PLAN

Section 1. Purpose.

The purpose of the Plan is to promote the interests of the Company and its shareholders by aiding the Company in attracting and retaining employees, officers, consultants, independent contractors and non-employee Directors capable of contributing to the future success of the Company, to offer such persons incentives to put forth maximum efforts for the success of the Company’s business and to afford such persons an opportunity to acquire a proprietary interest in the Company.

Section 2. Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

(a) “Affiliate” shall mean (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in each case as determined by the Committee.

(b) “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award, Other Stock Grant or Other Stock-Based Award granted under the Plan.

(c) “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing any Award granted under the Plan.

(d) “Board” shall mean the Board of Directors of the Company.

(e) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

(f) “Committee” shall mean a committee of Directors designated by the Board to administer the Plan. The Committee shall be comprised of not less than such number of Directors as shall be required to permit Awards granted under the Plan to qualify under Rule 16b-3, and each member of the Committee shall be a “non-employee director” within the meaning of Rule 16b-3 and an “outside director” within the meaning of Section 162(m) of the Code. The Company expects to administer the Plan to the extent feasible in accordance with the requirements for the award of “qualified performance-based compensation” within the meaning of Section 162(m) of the Code.

(g) “Company” shall mean Green Mountain Power Corporation, a Vermont corporation, and any successor corporation.

(h) “Director” shall mean a member of the Board.

(i) “Eligible Person” shall mean any employee, officer, consultant, independent contractor or Director providing services to the Company or any Affiliate whom the Committee determines to be an Eligible Person.

(j) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(k) “Fair Market Value” shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. Notwithstanding the foregoing, unless otherwise determined by the Committee, the Fair Market Value of Shares as of a given date shall be, if the Shares are then quoted on the New York Stock Exchange, the average of the high and low sales price as reported on the New York Stock Exchange on such date or, if the New York Stock Exchange is not open for trading on such date or if the Shares are not traded on such date, on the most recent preceding date when it is open for trading or the Shares are traded; provided, however, that the Committee may in its discretion designate the actual sales price as Fair Market Value in the case of disposition of Shares under the Plan.

(l) “Incentive Stock Option” shall mean an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision.

(m) “Non Qualified Stock Option” shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

(n) “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option, and shall include Reload Options.

(o) “Other Stock Grant” shall mean any right granted under Section 6(e) of the Plan.

(p) “Other Stock-Based Award” shall mean any right granted under Section 6(f) of the Plan.

(q) “Participant” shall mean an Eligible Person designated to be granted an Award under the Plan. A Participant shall cease to be such under the Plan after all Awards granted to him or her are no longer exercisable or outstanding.

(r) “Performance Award” shall mean any right granted under Section 6(d) of the Plan.

(s) “Performance Criteria” shall mean objectives stated with respect to (i) shareholder value based on Fair Market Value, dividends or Fair Market Value and dividends, (ii) comparative performance against companies in the Dow Jones Electric Utility Industry Group index, the companies in the S&P 500 Electric Utility Industry Index or similar benchmark selected by the Committee, (iii) earnings per share or earnings per share growth, (iv) return on equity, (v) economic value added, (vi) cash flow, (vii) return on capital or (viii) improvements in customer service performance, including, reliability, call response time, customer satisfaction, billing, or cost comparisons to other electric utilities.

(t) “Person” shall mean any individual, corporation, partnership, association or trust.

(u) “Plan” shall mean the Green Mountain Power Corporation 2004 Stock Incentive Plan, as amended from time to time, the provisions of which are set forth herein.

(v) “Reload Option” shall mean any Option granted under Section 6(a)(iv) of the Plan.

(w) “Restricted Stock” shall mean any Shares granted under Section 6(c) of the Plan.

(x) “Restricted Stock Unit” shall mean any unit granted under Section 6(c) of the Plan evidencing the right to receive a Share (or a cash payment equal to the Fair Market Value of a Share) at some future date.

(y) “Rule 16b-3” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act or any successor rule or regulation.

(z) “Shares” shall mean shares of Common Stock, $3.33 1/3 par value per share, of the Company or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(c) of the Plan.

(aa) “Stock Appreciation Right” shall mean any right granted under Section 6(b) of the Plan.

Section 3. Administration.

(a) Power and Authority of the Committee. The Plan shall be administered by the Committee. Subject to the express provisions of the Plan and to applicable law, the Committee shall have full power and authority to: (i) designate those Eligible Persons who are to be Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) each Award; (iv) determine the terms and conditions of any Award or Award Agreement; (v) amend the terms and conditions of any Award or Award Agreement and accelerate the exercisability of Options or the lapse of restrictions relating to Restricted Stock, Restricted Stock Units or other Awards; (vi) determine whether, to what extent and under what circumstances Awards may be exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended; (vii) determine whether, to what extent and under what circumstances cash, Shares, promissory notes, other securities, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or the Committee; (viii) interpret and administer the Plan and any instrument or agreement, including an Award Agreement, relating to the Plan; (ix) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Participant, any holder or beneficiary of any Award and any employee of the Company or any Affiliate.

(b) Delegation. The Committee may delegate its powers and duties under the Plan to one or more Directors or a committee of Directors, subject to such terms, conditions and limitations as the Committee may establish in its sole discretion.

(c) Power and Authority of the Board of Directors. Notwithstanding anything to the contrary contained herein, the Board may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan.

Section 4. Shares Available for Awards.

(a) Shares Available. Subject to adjustment as provided in Section 4(c) of the Plan, the aggregate number of Shares that may be issued under all Awards under the Plan shall be 350,000. Shares to be issued under the Plan may be either authorized but unissued Shares or Shares acquired in the open market or otherwise. Any Shares that are used by a Participant as full or partial payment to the Company of the purchase price relating to an Award, or in connection with the satisfaction of tax obligations relating to an Award, shall again be available for granting Awards (other than Options) under the Plan. In addition, if any Shares covered by an Award or to which an Award relates are not purchased or are forfeited, or if an Award otherwise terminates without delivery of any Shares, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture or termination, shall again be available for granting Awards under the Plan.

(b) Accounting for Awards. For purposes of this Section 4, if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan.

(c) Adjustments. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other nights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or other property) that thereafter may be made the subject of Awards, (ii) the terms and conditions and the number and type of Shares (or other securities or other property) subject to outstanding Awards and (iii) the purchase or exercise price with respect to any Award; provided, however, that the number of Shares covered by any Award or to which such Award relates shall always be a whole number.

(d) Award Limitations Under the Plan. No Eligible Person may be granted any Award or Awards under the Plan, the value of which Award or Awards is based solely on an increase in the value of the Shares after the date of grant of such Award or Awards, for more than 100,000 Shares (subject to adjustment as provided for in Section 4(c) of the Plan), in the aggregate in any calendar year. No Eligible Person may be granted any Award or Awards under the Plan, the value of which Award or Awards is not based solely on an increase in the value of the Shares after the date of grant of such Award or Awards, for more than 30,000 Shares (subject to adjustment as provided for in Section 4(c) of the Plan), in the aggregate in any calendar year. The foregoing annual limitation specifically includes the grant of any Award or Awards representing “qualified performance-based compensation” within the meaning of Section 162(m) of the Code. The foregoing annual limitations specifically include the grant of any Award or Awards representing “qualified performance-based compensation” within the meaning of Section 162(m) of the Code.

Section 5. Eligibility.

Any Eligible Person shall be eligible to be designated a Participant. An Incentive Stock Option may only be granted to full or part-time employees (which term as used herein includes, without limitation, officers and Directors who are also employees), and an Incentive Stock Option shall not be granted to an employee of an Affiliate unless such Affiliate is also a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code or any successor provision.

Section 6. Awards.

(a) Options. The Committee is hereby authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i) Exercise Price. The purchase price per Share purchasable under an Option shall be determined by the Committee; provided, however, that such purchase price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option.

(ii) Option Term. The term of each Option shall be fixed by the Committee but no Option shall be exercisable more than ten years after the grant date.

(iii) Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms (including, without limitation, cash, Shares, promissory notes, other securities, other Awards or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price) in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

(iv) Reload Options. The Committee is hereby authorized to grant Reload Options, separately or together with another Option, pursuant to which, subject to the terms and conditions established by the Committee, the Participant will be granted a new Option (the Reload Option) when payment of all or a portion of the exercise price of a previously granted option is made by the delivery of Shares owned by the Participant, and/or when Shares are tendered or withheld as payment of all or a portion of the amount to be withheld under applicable income tax laws in connection with the exercise of an option. The Reload Option will be an Option to purchase that number of Shares not exceeding the sum of (A) the number of Shares used for payment of the exercise price of the previously granted option to which such Reload Option relates and (B) the number of Shares tendered or withheld as payment of the amount to be withheld under applicable tax laws in connection with the exercise of the option to which such Reload Option relates. Reload Options may be granted with respect to Options previously granted under the Plan or with respect to options under any other stock option plan of the Company or may be granted in connection with any Option granted under the Plan or under any other stock option plan of the Company at the time of such grant. Such Reload Options shall have a per share exercise price equal to the Fair Market Value of one Share as of the date of grant of the new Reload Option.

(b) Stock Appreciation Rights. The Committee is hereby authorized to grant Stock Appreciation Rights to Participants subject to the terms of the Plan and any applicable Award Agreement. A Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive upon exercise thereof the excess of (i) the Fair Market Value of one Share on the date of exercise (or, if the Committee shall determine, at any time during a specified period before or after the date of exercise) over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which price shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right. Subject to the terms of the Plan and any applicable Award Agreement, the grant price, term, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

(c) Restricted Stock and Restricted Stock Units. The Committee is hereby authorized to grant Restricted Stock and Restricted Stock Units to Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i) Restrictions. Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, a waiver by the Participant of the right to vote or to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate.

(ii) Stock Certificates. Any Restricted Stock granted under the Plan shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock. In the case of Restricted Stock Units, no Shares shall be issued at the time such Awards are granted.

(iii) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment (as determined under criteria established by the Committee) during the applicable restriction period, all Shares of Restricted Stock and all Restricted Stock Units at such time subject to restriction shall be forfeited and reacquired by the Company; provided, however, that the Committee may waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock

Units. Upon the lapse or waiver of restrictions and the restricted period relating to Restricted Stock Units evidencing the right to receive Shares, such Shares shall be issued and delivered to the holders of the Restricted Stock Units.

(d) Performance Awards. The Committee is hereby authorized to grant Performance Awards to Participants subject to the terms of the Plan and any applicable Award Agreement. A Performance Award granted under the Plan (i) may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock and Restricted Stock Units), other securities, other Awards or other property and (ii) shall confer on the holder thereof the right to receive payments, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish. Subject to the terms of the Plan and any applicable Award Agreement, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, the amount of any payment or transfer to be made pursuant to any Performance Award and any other terms and conditions of any Performance Award shall be determined by the Committee.

(e) Other Stock Grants. The Committee is hereby authorized, subject to the terms of the Plan and any applicable Award Agreement, to grant to Participants Shares without restrictions thereon as are deemed by the Committee to be consistent with the purpose of the Plan.

(f) Other Stock-Based Awards. The Committee is hereby authorized to grant to Participants subject to the terms of the Plan and any applicable Award Agreement, such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purpose of the Plan. Shares or other securities delivered pursuant to a purchase right granted under this Section 6(f) shall be purchased for such consideration, which may be paid by such method or methods and in form or forms (including, without limitation, cash, Shares, promissory notes, other securities, other Awards or other property or any combination thereof), as the Committee shall determine, the value of which consideration, as established by the Committee, shall not be less than 100% of the Fair Market Value of such Shares or other securities as of the date such purchase right is granted.

(g) General.

(i) No Cash Consideration for Awards. Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

(ii) Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any plan of the Company or any Affiliate other than the Plan. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any such other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(iii) Forms of Payment under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, Shares, promissory notes, other securities, other Awards or other property or any combination thereof), and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of dividend equivalents with respect to installment or deferred payments.

(iv) Limits on Transfer of Awards. No Award (other than Other Stock Grants) and no right under any such Award shall be transferable by a Participant otherwise than by will or by the laws of descent and distribution; provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, transfer Options (other than Incentive Stock Options) or designate a beneficiary or beneficiaries to exercise the rights of the Participant and receive any property distributable with respect to any Award upon the death of the Participant. Each Award or right under any Award shall be exercisable during the Participant’s lifetime only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative. No Award or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

(v) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee, but in no event more than ten years.

(vi) Restrictions; Securities Exchange Listing. All Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such restrictions as the Committee may deem advisable under the Plan, applicable federal or state securities laws and regulatory requirements, and the Committee may cause appropriate entries to be made or legends to be affixed to reflect such restrictions. If any securities of the Company are traded on a securities exchange, the Company shall not be required to deliver any Shares or other securities covered by an Award unless and until such Shares or other securities have been admitted for trading on such securities exchange.

(vii) Performance-Based Compensation. Awards under Sections 6(c), 6(d), 6(e) and 6(f) may be granted upon such terms and conditions as the Committee determines is appropriate or advisable in order for such awards to qualify as performance-based compensation under Section 162(m) of the Code. Without limiting the generality of the foregoing, the terms and conditions may be based on the achievement of objectives stated with respect to one or more Performance Criteria.

Section 7. Change in Control Provisions.

(a) Impact of Event. Notwithstanding any other provision of the Plan to the contrary, in the event of a Change in Control:

All Options and Stock Appreciation Rights outstanding as of the date such Change in Control occurs shall become fully vested and exercisable.

The restrictions and other conditions applicable to any Restricted Stock, Restricted Stock Unit, Other Stock Grant or Other Stock-Based Awards, including vesting requirements, shall lapse, and such Awards shall become free of all restrictions and fully vested.

The value of all outstanding Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Other Stock Grants and Other Stock-Based Awards shall, unless otherwise determined by the Committee at or after grant, be cashed out on the basis of the “Change in Control Price,” as defined in Section 7(c), as of the date such Change in Control occurs or such other date as the Committee may determine prior to the Change in Control.

Any Performance Award that has been earned but not paid shall become immediately payable in cash.

(b) Definition of Change in Control. A “Change in Control” means the happening of any of the following events:

if (A) any “person” (as such term is used in sections 13(d) and 14(d) of the Exchange Act other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities (a “20% Holder”); or (B) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new Director (other than a Director designated by a person who has entered into an agreement with the Company to effect a transaction described in clauses (A) or (C) of this subsection) whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least three-fourths (¾) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Directors of the Company; or (C) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company’s assets; provided, however, that a Change of Control shall not be deemed to have occurred under clauses (A) or (C) above if a majority of the Continuing Directors (as defined below) determine within five business days after the occurrence of any event specified in clauses (A) or (C) above that control of the Company has not in fact changed and it is reasonably expected that such control of the Company in fact will not change. Notwithstanding that, in the case of clause (A) above, the Board shall have made a determination of the nature described in the preceding sentence, if there shall thereafter occur any material change in facts involving, or relating to, the 20% Holder or to the 20% Holder’s relationship to the Company, including, without limitation, the acquisition by the 20% Holder of 1% or more additional outstanding voting stock of the Company, the occurrence of such material change in facts shall result in a new Change of Control for the purpose of this Plan. In such event, the second immediately preceding sentence hereof shall be effective. As used herein, the term “Continuing Director” shall mean any member of the Board on the date of the adoption of this Plan and any successor of a Continuing Director who is recommended to succeed the Continuing Director by a majority of Continuing Directors.

(c) Change in Control Price. “Change in Control Price” means the highest price per share paid in any transaction reported on the New York Stock Exchange-Composite Transactions or paid or offered in any bona fide transaction related to a change in control of the Company at any time during the preceding 60-day period as determined by the Committee, except that, in the case of Incentive Stock Options, such price shall be based only on transactions reported for the date on which such Incentive Stock Options are cashed out.

Notwithstanding any other provision of the Plan, upon a Change in Control, unless the Committee shall determine otherwise at grant, an Award recipient shall have the right, by giving notice to the Company within the exercise period, to elect to surrender all or part of the Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Other Stock Grant or Other Stock-Based Award to the Company and to receive in cash, within 30 days of such notice, an amount equal to the amount by which the “Change in Control Price” on the date of such notice shall exceed the exercise or grant price under such Award, multiplied by the number of Shares as to which the right granted under this Section 7 shall have been exercised.

Section 8. Amendment and Termination; Adjustments.

(a) Amendments to the Plan. The Board may amend, alter, suspend, discontinue or terminate the Plan at any time; provided, however, that, notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the shareholders of the Company, no such amendment, alteration, suspension, discontinuation or termination shall be made that, absent such approval:

(i)	would violate the rules or regulations of the New York Stock Exchange or any securities exchange upon which the Shares are listed;

(ii)	would cause the Company to be unable, under the Code, to grant Incentive Stock Options under the Plan; or

(iii)	would decrease the grant or exercise price of any Option, Stock Appreciation Right, Other Stock Grant or Other Stock Based Award to less than the Fair Market Value on the date of grant.

(b) Amendments to Awards. The Committee may waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively. Except as otherwise provided herein or in the Award Agreement, the Committee may not amend, alter, suspend, discontinue or terminate any outstanding Award, prospectively or retroactively, if such action would adversely affect the rights of the holder of such Award, without the consent of the Participant or holder or beneficiary thereof.

(c) Correction of Defects, Omissions and Inconsistencies. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

Section 9. Income Tax Withholding; Tax Bonuses.

(a) Withholding. In order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal or state payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant. In order to assist a Participant in paying all or a portion of the federal and state taxes required to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an Award, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such required tax obligation by (i) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes or (ii) delivering to the Company Shares other than Shares assumable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes. The election, if any, must be made on or before the date that the amount of tax to be withheld is determined.

(b) Tax Bonuses. The Committee, in its discretion, shall have the authority, at the time of grant of any Award under this Plan or at any time thereafter, to approve cash bonuses to designated Participants to be paid upon their exercise or receipt of (or the lapse of restrictions relating to) Awards in order to provide funds to pay all or a portion of federal and state taxes due as a result of such exercise or receipt (or the lapse of such restrictions). The Committee shall have full authority in its discretion to determine the amount of any such tax bonus.

Section 10. General Provisions.

(a) No Rights to Awards. No Eligible Person, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons, Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.

(b) Award Agreements. No Participant will have rights under an Award granted to such Participant unless and until an Award Agreement shall have been duly executed on behalf of the Company and, if requested by the Company, signed by the Participant.

(c) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(d) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ or service of the Company or any Affiliate, nor will it affect in any way the right of the Company or an Affiliate to terminate such employment or service at any time, with or without cause. In addition, the Company or an Affiliate may at any time dismiss a Participant from employment or service free from any liability or any claim under the Plan or any Award, unless otherwise expressly provided in the Plan or in any Award Agreement.

(e) Governing Law. The validity, construction and effect of the Plan or any Award, and any rules and regulations relating to the Plan or any Award, shall be determined in accordance with the laws of the State of Vermont.

(f) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

(g) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(h) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee, shall determine whether cash shall be paid in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

(i) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience, to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Section 11. Effective Date of the Plan.

The Plan was approved by the Board on February 9, 2004, subject to approval by the shareholders of the Company and the Vermont Public Service Board within twelve (12) months theretofore. Any Award granted under the Plan prior to shareholder and Vermont Public Service Board approval of the Plan shall be subject to shareholder and Vermont Public Service Board approval of the Plan.

Section 2. Term of the Plan.

No Award shall be granted under the Plan after February 7, 2009 or an earlier date of discontinuation or termination established pursuant to Section 7(a) of the Plan. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date.

Appendix C

BOARD OF DIRECTORS

GREEN MOUNTAIN POWER CORPORATION

AUDIT COMMITTEE CHARTER

(Adopted March 21, 2000, Amended November 6, 2002 and October 6, 2003)

I. Purpose

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the integrity of the financial statements and other financial information provided by the Corporation to the Securities and Exchange Commission (“SEC”) and/or the New York Stock Exchange (“NYSE”) or the public; the Corporation’s systems of internal controls regarding finance and accounting, that management and the Board have established; the Corporations’ compliance with legal an regulatory requirements; and the Corporations’ auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the corporation’s policies, procedures and practices at all levels. The Audit Committee’s primary duties and responsibilities are to:

•	Serve as an independent and objective party to monitor the Corporation’s financial reporting process and internal control system.

•	Review and appraise the performance of the Corporation’s independent accountants and internal auditing function.

•	Provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditing function and the Board of Directors.

•	Prepare the report required by the SEC to be included in the Corporation’s annual proxy statement.

The Audit Committee will primarily fulfill those responsibilities by carrying out the activities enumerated in Section VI of this Charter.

II. Composition

•	The Audit Committee shall be comprised of a minimum of three directors as determined by the Board, each of whom shall be independent directors, as defined by the NYSE and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934 and the Corporation’s standards for director independence included in the Corporation’s Governance Guidelines.

All members of the Audit Committee shall be financially literate or must become financially literate within a reasonable period of time after appointment to the Audit Committee. At least one member of the Audit Committee shall have accounting or related financial management expertise. Audit Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant. No member of the Audit Committee may serve on the audit committees of more than three public companies.

The members of the Audit Committee shall be elected by the Board at the annual organizational meeting of the Board held annually in May, shall serve until their successor shall be duly elected and qualified and may be removed by the Board. Unless a Chair is elected by the full Board, the members of the Audit Committee may designate a Chair by majority vote of the full Audit Committee membership.

III. Meetings

The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Audit Committee shall meet regularly with management, the internal auditors and the independent accountants in separate executive sessions. The Committee should meet with the independent accountants and management quarterly to review the Corporation’s financial reports.

IV. Responsibilities and Duties

To fulfill its responsibilities and duties the Audit Committee shall:

1.	Provide an open avenue of communications between the internal auditors, the independent accountant and the Board of Directors.

2.	Review and update the Audit Committee’s charter annually.

3.	Directly appoint, retain, monitor performance, evaluate, compensate and terminate, if necessary, the Corporation’s independent accountants; approve all audit engagement fees and terms including all permitted non-audit engagements with the Corporation’s independent accountants, in accordance with applicable law. The Chair of the Audit Committee shall be directly responsible for the oversight of the independent accountants and shall discuss with the independent accountant their ultimate accountability to the Board through the Audit Committee.

4.	Establish policies and procedures for the engagement of the independent accountant to provide permissible non-audit services and consider whether the independent accountant’s performance of permitted non-audit services is compatible with its independence.

5.	Obtain and review at least annually a report by the independent accountant describing: (a) the firm’s internal quality-control procedures; (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by an inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (c) (to assess the accountant’s independence) all relationships between the independent accountants and the Corporation.

6.	Engage in a periodic dialogue with the independent accountant with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent accountant, and recommend that the Board of Directors take appropriate action in response to the independent accountant’s report to satisfy itself of the independent accountant’s independence. Evaluate the qualifications, experience, performance and independence of the senior members of the independent accountant’s engagement team, including that of the independent accountant’s lead and concurring partners, taking into consideration the opinions of management and the internal auditors; present its conclusions with respect to such evaluations to the full Board of Directors.

7.	Assure the regular rotation of the lead and concurring audit partners as required by law, and consider whether there should be regular rotation of the independent accounting firm itself, in order to assure continuing independence of the independent accountant.

8.	Discuss the annual audited financial statements and quarterly financial statements with management and the independent accountant, including the Corporation’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

9.	Discuss all significant correcting adjustments (whether or not made) to help ensure that all material adjustments are properly reflected in the Corporation’s financial reports in accordance with applicable law.

10.	Receive and discuss annually a report from the independent accountant as required by Rule 2-07 of Regulation S-X, including reports regarding all critical accounting policies, alternative treatments of financial information discussed with management and the implications of those treatments, and other material written communications, such as management letters and schedules of unadjusted differences.

11.	Review separately with the Corporation’s management, the independent accountant and the internal auditing department, following completion of the Corporation’s annual audit, any significant difficulties encountered during the course of the audit, including: (a) difficulties with management’s response; (b) any restrictions on the scope of work or access to required information; and (c) the nature and extent of any significant changes in accounting principles or the application therein. Such review shall include any accounting adjustments that were noted or proposed by the auditor but were “passed” (as immaterial or otherwise); review any “management” or “internal control” letters issued, or proposed to be issued, by the audit firm to the Corporation and any discussions with the independent auditor’s national office respecting auditing or accounting issues presented by the engagement.

12.	Review any significant disagreement among the Corporation’s management and its independent accountant or the internal auditing department in connection with the preparation of the Corporation’s financial statements.

13.	Review with the Corporation’s independent accountant, the internal auditors and management the extent to which changes or improvement in financial or accounting practices and standards, as approved by the Audit Committee, have been implemented, with such review to be conducted at an appropriate amount of time subsequent to implementation of any changes or improvements thereto, as decided by the Audit Committee in its discretion.

14.	Review and discuss with management and the independent accountant accounting policies and financial reporting issues and judgments that may be viewed as critical; review and discuss analyses prepared by management and/or the independent accountant setting forth significant financial reporting issues and judgments made in connection with the preparation of financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; consider and approve, when appropriate, any significant changes in the Corporation’s accounting and auditing policies; review and discuss any accounting and financial reporting proposals that may have a significant impact on the Corporation’s financial reports; review and discuss major issues as to the adequacy of the Corporation’s internal controls and any special audit steps adopted in light of material control deficiencies.

15.	Discuss earnings press releases, including the type and presentation of information to be included in earnings press releases, as well as review financial information and earnings guidance provided to analysts and rating agencies. Discuss with management and the independent accountant the effect of regulatory and accounting initiatives, as well as off-balance sheet structures (if any), on the Corporation’s financial statements.

16.	Obtain advice and assistance from outside legal, accounting or other advisors and conduct investigations as the Audit Committee deems necessary. The Audit Committee shall have the authority to retain and compensate such advisors without seeking further approval and shall receive appropriate funding, as determined by the Audit Committee, form the Corporation to compensate such advisors.

17.	Discuss with management, the internal auditors and the independent accountant significant risks or exposures and assess the steps management has taken to minimize such risks and exposures to the Corporation, including the Corporation’s risk assessment and risk management policies.

18.	Set clear hiring policies for employees or former employees of the independent accountant.

19.	Review and concur in the appointment, replacement, reassignment or dismissal of the director of the internal auditing function.

20.	Review and discuss with the independent accountant and the internal auditors, the audit plan and procedures, including the scope and fees of the audit reviews and discuss the results of the audit examination and management letters. Review and discuss any interim reports of the independent accountant.

21.	Consider with management and the independent accountant the rationale for employing audit firms other than the principal independent accountant.

22.	Review with the internal auditors and the independent accountant the coordination of audit efforts to assure completeness of coverage, reduction of redundant efforts and the effective use of audit resources.

23.	Consider and review with the independent accountant and the internal auditors:

(a)	The adequacy of the Corporation’s internal controls including computerized information system controls and security.

(b)	Any related significant findings and recommendations of the independent accountant and internal auditors, together with management’s responses thereto.

24.	Review policies and procedures with respect to officers’ expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by the internal auditors or the independent accountant.

25.	Review with the Corporation’s General Counsel legal and regulatory compliance matters including compliance with the Corporation’s Code of Ethics and Conduct and other related policies.

26.	Establish regular and separate systems of reporting to the Audit Committee by management, the independent accountants and the internal auditors regarding any significant judgments made in management’s preparation of the financial statements and the view of each as appropriateness of such judgments.

27.	Regularly report Audit Committee actions to the Board of Directors with such recommendations, as the Audit Committee may deem appropriate.

28.	Perform such functions as assigned by law, regulation, the Corporation’s charter or bylaws, or the Board of Directors.

29.	Establish procedures for the receipt, retention and treatment of employee complaints on accounting, internal accounting controls or auditing matters, including provisions for confidential, anonymous submissions by employees.

30.	Include in the Corporation’s proxy or information statements relating to annual meetings of shareholders at which directors are to be elected (or special meetings or written consents in lieu of such meetings), a report of the Audit Committee that complies with the regulations promulgated by the SEC for such reports.

31.	Perform an annual self-evaluation of the Audit Committee.

The duties and responsibilities of a member of the Audit Committee are in addition to those duties set out for a member of the Board of Directors.

Appendix D

Policy Regarding the Approval of Audit and Non-audit Services

Provided by the Independent Auditor

(Effective February 10, 2004)

Purpose and Applicability

We recognize the importance of maintaining the independent and objective viewpoint of our independent auditors. We believe that maintaining independence, both in fact and in appearance, is a shared responsibility involving management, the audit committee, and the independent auditors. Consequently, this policy sets forth guidelines and procedures to be followed by the Company when retaining the Audit Firm to perform audit and non-audit services.

Policy Statement

All services provided by the Audit Firm, not performed in connection with our annual audit, must be pre-approved by the Audit Committee or a Designated Member. The pre-approval of audit and non-audit services may be given at any time up to a year before commencement of the specified service. Pre-approval may be of classes of permitted services, such as “statutory audit services,” “tax consulting services” or similar broadly defined predictable or recurring services. Such classes of services could include the following illustrative examples:

•	Audits of the Company’s subsidiary financial statements required by statutory requirements, regulators, and others.

•	Employee benefit plan audits.

•	Accounting consultations and support related to generally accepted accounting principles, including internal control matters.

•	Tax compliance and related support for any tax returns filed by the Company.

•	Tax planning and support.

•	Merger and acquisition due diligence services.

•	Any comfort letter and other certification requirements that are mandated by the Company’s financing documentation or otherwise arise in the normal course of business.

The Audit Committee may choose to establish fee thresholds for pre-approved services, for example: “tax compliance services for 2003 with fees not to exceed $20,000 without additional pre-approval.”

The Audit Committee may delegate to one or more designated member(s) of the Audit Committee (a “Designated Member”) the authority to grant pre-approvals of permitted services (defined below), or classes of permitted services, to be provided by the Audit Firm. The decisions of a Designated Member to pre-approve a permitted service shall be reported to the Audit Committee at each of its regularly scheduled meetings.

All fees paid to the Audit Firm will be disclosed to the Audit Committee at the completion of the year-end audit

Pre-approved Services – The following services are pre-approved:

•	Annual audit and quarterly reviews

•	Auditor statement supporting Company liquidity required under EPA settlement (Pine St)

•	Advisory services for new audit pronouncements not to exceed $25,000

•	Any comfort letter and other certification requirements that are mandated by the Company’s financing documentation or otherwise arise in the normal course of business.

•	Any tax compliance services not to exceed an aggregate total of $60,000

•	Audit support related to internal control matters

Prohibited Services – The Company may not engage the Audit Firm to provide the non-audit services described below to the Company. The Company recognizes that the descriptions below are based on existing guidance and therefore may need to be revisited when additional guidance becomes available:

1.	Bookkeeping or Other Services Related to the Company’s Accounting Records or Financial Statements, except as allowed under Rule 101 of the AICPA Code of Professional Conduct. The Audit Firm cannot maintain or prepare the Company’s accounting records or prepare the Company’s financial statements that are either filed with the SEC or form the basis of financial statements filed with the SEC.

2.	Appraisal or Valuation Services or Fairness Opinions. The Audit Firm cannot provide appraisal or valuation services when it is reasonably likely that the results of any valuation or appraisal would be material to the Company’s financial statements, or where the Audit Firm would audit the results.

3.	Actuarial Services. The Audit Firm cannot provide insurance actuarial-oriented advisory services unless the Company uses its own actuaries or third party actuaries to provide management with the primary actuarial capabilities, and management accepts responsibility for actuarial methods and assumptions.

4.	Management Functions or Human Resources. Partners and employees of the Audit Firm cannot act as a director, officer, or employee of the Company, or perform any decision-making, supervisory, or ongoing monitoring function for the Company. The Audit Firm cannot recruit, act as a negotiator on the Company’s behalf, deliver employee testing or evaluation programs, or recommend, or advise that the Company hire, a specific candidate for a specific job.

5.	Broker-Dealer, Investment Adviser, or Investment Banking Services. The Audit Firm cannot serve as a broker-dealer, promoter or underwriter of an audit client’s securities.

6.	Legal Services and Expert Services Unrelated to the Audit. The Audit Firm cannot provide any service in which the person providing the service must be admitted to practice before the courts of a U.S. jurisdiction.

7.	Internal Audit Outsourcing. The Audit Firm cannot provide any internal audit services relating to accounting controls, financial systems, or financial statements.

8.	Financial Information Systems Design and Implementation. The Audit Firm cannot design or implement a hardware or software system that aggregates source data underlying the financial statements or generates information that is significant to the Company’s financial statements, taken as a whole.

Non-prohibited services shall be deemed permitted services and may be provided to the Company with the pre-approval of a Designated Member or by the full Audit Committee, as described herein.

Effective Date

This policy shall be effective immediately upon approval by the Audit Committee. This policy will be reviewed annually by the Audit Committee and updated as deemed appropriate.

GREEN MOUNTAIN POWER CORPORATION									Please Mark Here for Address Change	☐
SEE REVERSE SIDE

			FOR	WITHHELD FOR ALL	FOR ALL EXCEPT			FOR	AGAINST	ABSTAIN

Item 1. Election of Directors			☐	☐	☐	Item 2.	The proposal to ratify the appointment of Deloitte & Touche as the independent accountants for the Company for 2004.	☐	☐	☐

								FOR	AGAINST	ABSTAIN

01 02 03	Elizabeth A. Bankowski Nordahl L. Brue, Chair William H. Bruett	04 05 06	Merrill O. Burns David R. Coates Christopher L. Dutton	07 08 09	Kathleen C. Hoyt Euclid A. Irving Marc A. vanderHeyden	Item 3.	The proposal to amend and restate the Company’s Restated Articles of Association.	☐	☐	☐

								FOR	AGAINST	ABSTAIN

INSTRUCTION: To withhold authority to vote for any such nominee(s), write the name(s) of the nominee(s) on the line provided below:						Item 4.	The proposal to approve the 2004 Stock Incentive Plan.	☐	☐	☐

Consenting to receive all future annual meeting materials and shareholder communications electronically is simple and fast! Enroll today at www.melloninvestor.com/ISD for secure online
access to your proxy materials, statements, tax documents and other important shareholder correspondence.								I PLAN TO ATTEND THE ANNUAL MEETING		☐

Signature ____________________________________					Signature ____________________________________			Date ________________

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Ù FOLD AND DETACH HERE Ù

Green Mountain Power’s annual meeting will be held at company headquarters, 163 Acorn Lane, Colchester, Vermont on Thursday, May 20, beginning at 1:00 p.m.

If you are planning to attend the meeting, please call Penny Collins at 1-888-TEL-GMPC (1-888-835-4672), or email her at: collins@greenmountainpower.biz

Thank you

Directions to Green Mountain Power Colchester office:

Take I-89 to Exit 16. If coming from the south, turn right at the light at the end of the exit ramp, if coming from the north, turn left at the end of the exit ramp. Go 10.6 mile. Rathe Road will be on your left (Able Paint and Glass is located at intersection). Turn left onto Rathe Road. Take the first right onto S. Oak Circle and then the first left onto Acorn Lane.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

GREEN MOUNTAIN POWER CORPORATION

163 Acorn Lane, Colchester, Vermont 05446

The undersigned hereby appoints Christopher L. Dutton and Donald J. Rendall, Jr. as Proxies, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of Green Mountain Power Corporation held of record by the undersigned on March 18, 2004, at the Annual Meeting of Shareholders to be held on May 20, 2004, or any adjournment or postponement thereof.

This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR all nominees and FOR Proposal 2, Proposal 3 and Proposal 4 and according to the discretion of the proxy holders on any other matters that may properly come before the meeting or any and all adjournments or postponements thereof.

YOUR VOTE IS IMPORTANT!

(Continued and to be marked, dated and signed, on the other side)

Address Change (Mark the corresponding box on the reverse side)

Ù FOLD AND DETACH HERE Ù